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                                                                     EXHIBIT 4.1

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                                    INDENTURE


                                     between


                               CE GENERATION, LLC,
                                    as Issuer


                                       and


                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                                   as Trustee



                           ---------------------------

                            Dated as of March 2, 1999

                           ---------------------------


                7.416% Senior Secured Bonds Due December 15, 2018



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
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                                TABLE OF CONTENTS

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ARTICLE 1:  DEFINITIONS AND CONSTRUCTION; INDENTURE TO
    CONSTITUTE CONTRACT..............................................................................2
    Section 1.1  Definitions; Construction...........................................................2
    Section 1.2  Indenture to Constitute Contract....................................................3

ARTICLE 2:  THE SECURITIES...........................................................................3
    Section 2.1  Authorization, Amount, Terms and Issuance of Securities.............................3
    Section 2.2  Authorization and Terms of the Initial Securities...................................3
    Section 2.3  Additional Securities...............................................................5
    Section 2.4  Record Dates........................................................................8
    Section 2.5  Form of Securities..................................................................9
    Section 2.6  Maintenance of Offices and Agencies................................................11
    Section 2.7  Transfer and Exchange of Securities................................................14
    Section 2.8  Execution..........................................................................24
    Section 2.9  Authentication and Delivery........................................................24
    Section 2.10  Mutilated, Destroyed, Lost or Stolen Securities...................................24
    Section 2.11  Temporary Securities..............................................................25
    Section 2.12  Cancellation and Destruction of Surrendered Securities............................25

ARTICLE 3:  REDEMPTION OF SECURITIES................................................................26
    Section 3.1  Redemption at the Option of CE Generation..........................................26
    Section 3.2  Mandatory Redemption...............................................................26
    Section 3.3  Redemption Fund....................................................................29
    Section 3.4  Notice of Redemption...............................................................29
    Section 3.5  Securities Payable on Redemption Date..............................................31
    Section 3.6  Selection of Securities to be Redeemed.............................................31
    Section 3.7  Securities Redeemed in Part........................................................31

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES..........................................................32
    Section 4.1  Organization, Power and Status of CE Generation....................................32
    Section 4.2  Authorization; Enforceability; Execution and Delivery..............................32
    Section 4.3  No Conflicts; Laws and Contracts; No Default;
           Representations and Warranties...........................................................33
    Section 4.4  Governmental Approvals.............................................................33
    Section 4.5  Litigation.........................................................................34
    Section 4.6  Utility Regulation.................................................................34
    Section 4.7  Employee Benefit Plans.............................................................34
    Section 4.8  Business of CE Generation..........................................................34
    Section 4.9  Investment Company Act.............................................................34
    Section 4.10  Disclosure........................................................................35

ARTICLE 5:  COVENANTS...............................................................................35

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    Section 5.1  Payment of Principal of and Interest on Securities.................................35
    Section 5.2  Reporting Requirements.............................................................35
    Section 5.3  Existence; Compliance with Applicable Laws.........................................36
    Section 5.4  Payment of Taxes and Claims........................................................36
    Section 5.5  Books and Records..................................................................37
    Section 5.6  Right of Inspection................................................................37
    Section 5.7  Use of Proceeds....................................................................37
    Section 5.8  Performance of Financing Documents.................................................38
    Section 5.9  Title..............................................................................38
    Section 5.10  Rule 144A Information; Other Information..........................................38
    Section 5.11  Preservation of Collateral........................................................38
    Section 5.12  Auditors..........................................................................39
    Section 5.13  Permitted Indebtedness............................................................39
    Section 5.14  Permitted Liens...................................................................40
    Section 5.15  Guarantees........................................................................40
    Section 5.16  Business Activities...............................................................40
    Section 5.17  Fundamental Changes; Sale of Assets...............................................41
    Section 5.18  Transactions with Affiliates......................................................41
    Section 5.19  Restricted Payments...............................................................41
    Section 5.20  Financing Documents...............................................................41
    Section 5.21  Investments.......................................................................42
    Section 5.22  Formation Documents...............................................................42
    Section 5.23  Investment Company Act............................................................42
    Section 5.24  Magma Stock.......................................................................42
    Section 5.25  Tax Status........................................................................42

ARTICLE 6:  EVENTS OF DEFAULT; REMEDIES.............................................................42
    Section 6.1  Events of Default..................................................................42
    Section 6.2  Remedies Upon an Event of Default..................................................45
    Section 6.3  Judicial Proceedings Instituted by Trustee.........................................47
    Section 6.4  Control by Holders.................................................................50
    Section 6.5  Waiver of Defaults and Events of Default...........................................50
    Section 6.6  Limitation on Suits by Holders.....................................................50
    Section 6.7  Undertaking to Pay Court Costs.....................................................51
    Section 6.8  Unconditional Right to Receive Payment.............................................51
    Section 6.9  Application of Monies Collected by Trustee.........................................51
    Section 6.10  Waiver of Appraisement, Valuation, Stay and Right to Marshalling..................53
    Section 6.11  Remedies Cumulative; Delay or Omission Not Waiver.................................53
    Section 6.12  The Intercreditor Agreement.......................................................54

ARTICLE 7:  ACTS OF HOLDERS.........................................................................54
    Section 7.1  Acts of Holders....................................................................54

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    Section 7.2  Purposes for Which Holders' Meeting May Be Called..................................56
    Section 7.3  Call of Meetings by Trustee........................................................57
    Section 7.4  CE Generation and Holders May Call Meeting.........................................57
    Section 7.5  Persons Entitled to Vote at Meeting................................................57
    Section 7.6  Determination of Voting Rights; Conduct and Adjournment of Meeting.................58
    Section 7.7  Counting Votes and Recording Action of Meeting.....................................59
    Section 7.8  Securities Owned by Certain Persons Deemed NotOutstanding..........................59
    Section 7.9  Right of Revocation of Action Taken; Acts of Holders Binding.......................60

ARTICLE 8:  SUPPLEMENTAL INDENTURES.................................................................60
    Section 8.1  Amendments and Supplements to Indenture Without Consent of Holders.................60
    Section 8.2  Amendments and Supplements to Indenture With Consent of Holders....................61
    Section 8.3  Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel......62
    Section 8.4  Effect of Supplemental Indentures..................................................62
    Section 8.5  Reference in Securities to Supplemental Indentures.................................62

ARTICLE 9:  SATISFACTION AND DISCHARGE; DEFEASANCE..................................................63
    Section 9.1  Satisfaction and Discharge of Indenture............................................63
    Section 9.2  Defeasance.........................................................................63
    Section 9.3  Survival of Obligations............................................................66
    Section 9.4  Application of Trust Money.........................................................66
    Section 9.5  Unclaimed Monies...................................................................66
    Section 9.6  Indemnity for US Government Obligations............................................67
    Section 9.7  Reinstatement......................................................................67

ARTICLE 10:  THE TRUSTEE............................................................................67
    Section 10.1  Certain Duties and Responsibilities of Trustee....................................67
    Section 10.2  Certain Rights of Trustee.........................................................69
    Section 10.3  Notice of Defaults................................................................70
    Section 10.4  Not Responsible for Recitals or Issuance of Securities............................71
    Section 10.5  May Hold Securities...............................................................71
    Section 10.6  Monies Held in Trust..............................................................71
    Section 10.7  Compensation; Reimbursement; Indemnification......................................72
    Section 10.8  Eligibility.......................................................................72
    Section 10.9  Resignation and Removal; Appointment of Successor.................................73
    Section 10.10  Acceptance of Appointment by Successor Trustee...................................74
    Section 10.11  Merger, Conversion, Consolidation or Succession to Business......................75
    Section 10.12  Authorization....................................................................75

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ARTICLE 11:  HOLDERS' LISTS AND REPORTS BY TRUSTEE..................................................76
    Section 11.1  Names and Addresses of Holders....................................................76

ARTICLE 12:  MISCELLANEOUS PROVISIONS...............................................................76
    Section 12.1  Third Party Beneficiaries.........................................................76
    Section 12.2  Severability......................................................................76
    Section 12.3  Substitute Notice.................................................................77
    Section 12.4  Notice to Rating Agencies.........................................................77
    Section 12.5  Notices...........................................................................77
    Section 12.6  Successors and Assigns............................................................78
    Section 12.7  Section Headings..................................................................78
    Section 12.8  Counterparts......................................................................78
    Section 12.9  Governing Law; Submission to Jurisdiction.........................................78
    Section 12.10  Legal Holidays...................................................................79
    Section 12.11  Limitation of Liability..........................................................79
    Section 12.12  Entire Agreement.................................................................80
    Section 12.13  Survival.........................................................................80
    Section 12.14  All Payments in US Dollars.......................................................80
    Section 12.15  Officers' Certificates and Opinions of Counsel...................................80
    Section 12.16  Form of Certificates and Opinions Delivered to Trustee...........................81

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SCHEDULE I:       PURCHASED ASSETS
SCHEDULE II:      AMORTIZATION OF PRINCIPAL
SCHEDULE III:     INVESTMENTS AS OF THE CLOSING DATE
SCHEDULE IV:      NOTICE ADDRESSES
SCHEDULE V:       DEBT SERVICE RESERVE REQUIREMENT
APPENDIX A:       DEFINITIONS
EXHIBIT A:        FORM OF FACE OF SECURITIES
EXHIBIT B:        FORM OF TERMS AND CONDITIONS OF SECURITIES
EXHIBIT C:        FORM OF TRANSFER INSTRUMENT
EXHIBIT D:        FORM OF TRANSFER RESTRICTION LEGEND
EXHIBIT E:        FORM OF RULE 144A TRANSFER CERTIFICATE
EXHIBIT F:        FORM OF RULE 144A EXCHANGE CERTIFICATE
EXHIBIT G:        FORM OF REGULATION S TRANSFER CERTIFICATE
EXHIBIT H:        FORM OF REGULATION S EXCHANGE CERTIFICATE
EXHIBIT I:        FORM OF RULE 144 TRANSFER CERTIFICATE
EXHIBIT J:        FORM OF PLEDGE AND SECURITY AGREEMENT
EXHIBIT K:        FORM OF SUBORDINATION PROVISIONS

                                       iv
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                                    INDENTURE
                                    ---------

     This INDENTURE, dated as of March 2, 1999 (this "Indenture"), is by and between CE GENERATION, LLC, a Delaware limited liability company ("CE
Generation"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, together with its successors in such capacity, the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, CE Generation has determined to issue $400,000,000 in principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial
Securities"), the proceeds of which will be used to: (i) effect repayment on behalf of Magma Power Company ("Magma") of all outstanding principal of the Magma Note, together with all premium (if any) and accrued interest thereon;
(ii) make payments to CalEnergy Company, Inc. ("CalEnergy") in an aggregate amount of $122,000,000 as consideration for the transfer by CalEnergy to CE
Generation of the assets listed on Schedule I hereto, which payments will be used by CalEnergy to satisfy its obligations under the SSFC Equity Commitment
Agreement; (iii) make a capital contribution to Yuma Cogeneration Associates
("Yuma") in the amount necessary for Yuma to repay in full all outstanding principal of the Yuma Note, together with all premium (if any) and accrued interest thereon; (iv) make payments to CalEnergy in an aggregate amount of up to $4,000,000 as consideration for the transfer by CalEnergy to CE Generation of the assets listed on Schedule I hereto, which payments relate to CalEnergy's development costs for Salton Sea Unit V, the CE Turbo Project and the Zinc
Facility; and (v) pay the transaction costs associated with the offer and sale of the Initial Securities;

     WHEREAS, the execution and delivery of the Initial Securities and of this Indenture have been duly authorized and all things necessary to make the Initial
Securities, when executed by CE Generation and authenticated by the Trustee, valid and binding legal obligations of CE Generation and to make this Indenture a valid and binding agreement have been done.

     NOW, THEREFORE, for and in consideration of the premises, the covenants herein contained and the purchase of the Initial Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1

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                          DEFINITIONS AND CONSTRUCTION;
                        INDENTURE TO CONSTITUTE CONTRACT

     Section 1.1 Definitions; Construction. (a) Capitalized terms used in this
Indenture shall have the respective meanings given to such terms in Appendix A attached hereto, which Appendix A is hereby incorporated by reference herein.

     (b) The following principles of construction shall apply to this Indenture:

            (i) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (ii) all references in this Indenture to designated "Articles,"
   "Sections," "Exhibits" and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Indenture;

            (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (iv) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agree ment, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture and the other Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

            (v) unless the context clearly intends the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other gender;
   and

            (vi) any reference to any Person shall include its successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

     Section 1.2 Indenture to Constitute Contract. In consideration of the purchase and acceptance of any or all of the Securities by those who shall hold the same from time to time, the provisions of this Indenture shall be part of the contract

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of CE Generation with the Holders of the Securities, and shall be deemed to be and shall constitute contracts between CE Generation, the Trustee and the Holders from time to time of the Securities. The provisions, covenants and agreements herein set forth to be performed by or on behalf of CE Generation shall be for the equal and ratable benefit, protection and security of the Holders of any and all of the Securities. All of the Securities, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Securities over any other except as expressly provided in or pursuant to this Inden ture.

                                    ARTICLE 2

                                 THE SECURITIES

     Section 2.1 Authorization, Amount, Terms and Issuance of Securities. (a)
Securities may be issued hereunder from time to time. No Securities may be issued under this Indenture except in accordance with this Article 2. The maximum principal amount of Securities which may be issued hereunder is not limited. The Securities shall be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

     (b) "CUSIP" numbers (if then generally in use) may be printed on the Securities and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to the Holders. Neither CE Generation nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither
CE Generation nor the Trustee shall be liable for any inaccuracy in such numbers. CE Generation shall promptly notify the Trustee of any change in CUSIP numbers with respect to the Securities.

     Section 2.2 Authorization and Terms of the Initial Securities. (a) The
Initial Securities to be issued under this Indenture are hereby created and CE
Genera tion may issue the Initial Securities upon execution of this Indenture.
The Initial Securities shall (i) be known and designated as the "CE Generation, LLC 7.416% Senior Secured Bonds Due 2018", (ii) be substantially in the form set forth in Exhibit Trustee shall, at CE Generation's written request, authenticate the Initial Securities and deliver them as specified in such request.

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     (b) The Initial Securities shall be dated as of the Closing Date, shall be issued in the aggregate principal amount set forth below and shall have a stated
maturity date and bear interest as set forth below; provided that, pursuant to the terms and provisions of the Registration Rights Agreement, the interest rate of the Initial Securities shall be increased by one half of one percent (0.50%)
per annum from and after the date that an Illiquidity Event occurs, and shall accrue to but not including the date on which such Illiquidity Event shall cease to exist. Notwithstanding that an Illiquidity Event may cease to exist, if a
Registration Statement (as defined in the Registration Rights Agreement) has not become effective within two (2) years after the Closing Date, such increased interest rate shall become permanent, pursuant to the terms and provisions of the Registration Rights Agreement. Notice of the occurrence and cessation of any
Illiquidity Event and the date, if any, that a Registration State ment is declared effective shall be set forth in an Officer's Certificate of the Funding
Corporation delivered to the Trustee and the Depositary Bank within ten (10)
Business Days after CE Generation has obtained knowledge of such event. If an
Illiquidity Event occurs subsequent to any Regular Record Date, the Person entitled to receive the increased amount of interest payable as a result of such
Illiquidity Event shall receive such additional interest on the Interest Payment
Date relating to the next subsequent Regular Record Date. Initial Securities subsequently issued pursuant to Section 2.7 shall be dated as of the date of authentication thereof.

    Interest Rate          Stated Maturity Date         Principal Amount
    -------------          --------------------         ----------------
       7.416%               December 15, 2018             $400,000,000

     (c) Interest on the Initial Securities shall accrue from the Closing Date and shall be paid semi-annually in arrears on each June 15 and December 15, com mencing June 30, 1999 and concluding on the Maturity Date for the Initial
Securities. Interest on the Initial Securities shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months.

     (d) Principal of the Initial Securities shall be paid in an amount, and on the Payment Dates, as set forth on Schedule II hereto.

     (e) The principal of, premium (if any) and interest on the Initial
Securities shall be payable in immediately available funds and in such coin or currency of the United States which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal of, premium (if any) and interest on any Initial Security shall be made (i) by check or draft drawn on a bank having an office located in the United States and mailed on the relevant Payment Date

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to the Person in whose name such Initial Security is registered at the close of business on the Regular Record Date immediately preceding such Payment Date, at such Person's address as it appears on the Securities Register, or (ii) by wire transfer to an account maintained by such Person in the continental United
States if the Trustee shall have received written notice from such Person requesting such wire transfer and providing the appropriate wire transfer information at least fifteen (15) days prior to the relevant Regular Record
Date; provided, however, that if and to the extent there shall be a default in the payment of principal, premium (if any) or interest due with respect to any Initial Security on any Payment Date, such defaulted interest, premium (if any) and/or principal shall be paid to the Holder in whose name such Initial Security is registered at the close of business on the Special Record Date determined by the Trustee as provided in Section 2.4. CE Generation shall pay any administrative costs imposed by banks in connection with the making of payments by wire transfer.

     Section 2.3 Additional Securities. (a) Additional Securities may, upon satisfaction of the conditions set forth in this Section 2.3, be issued in the amounts permitted in this Section 2.3. All Additional Securities shall (i) rank pari passu with the Initial Securities in all respects (including, without limitation, with respect to allocation of funds received in connection with any mandatory redemption under Section 3.2 or disposition of the Collateral pursuant to Article VI of this Indenture) and (ii) be secured by the Collateral. All
Additional Securities shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form and be issued at such prices as approved in writing by CE Generation.

     (b) Upon (i) satisfaction of the applicable conditions set forth in this
Section 2.3, (ii) the execution and delivery of an appropriate Supplemental
Indenture in compliance with clause (d) of this Section 2.3, (iii) the execution and delivery of appropriate supplements, amendments or modifications to or of the Financing Docu ments (in respect of which the consent of the Trustee and the Holders shall not be required; provided, however, that CE Generation shall make available to the Trustee each such supplement, amendment or modification prior to the execution and delivery thereof and if any of such supplements, amendments or modifications change the rights or obligations of the Trustee, as determined by the Trustee in its sole discretion, the prior written consent of the Trustee shall be required in connection with any such supplements, amendments or modifications) and (iv) receipt by the Depositary Bank of an Officer's
Certificate from CE Generation confirming that moneys on deposit in the Debt
Service Reserve Account or otherwise available to be drawn on any Debt Service
Reserve Letter of Credit shall, in the aggregate, after giving effect to the issuance of such Additional Securities, be equal to the Debt Service Reserve
Require-

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ment (as such shall be increased to reflect payments due on the Additional
Securities) and, if any Debt Service Reserve Letter of Credit is to be available for amounts payable in respect of Additional Securities, as provided in such Debt Service Reserve Letter of Credit or the Depositary Agreement, the consent of the Debt Service Reserve LOC Provider which issued such Debt Service Reserve
Letter of Credit and the requisite amount of financial institutions under the Debt Service Reserve LOC Reimbursement Agreement pursuant to which such Debt
Service Reserve Letter of Credit was issued, if so required under such Debt
Service Reserve LOC Reimburse ment Agreement for such availability, shall have been obtained and be in full force and effect, CE Generation shall execute
Additional Securities and deliver them to the Trustee, and the Trustee, upon the written request of CE Generation, shall authenticate such Additional Securities and deliver them to the purchasers thereof as may be directed by CE Generation in writing; provided, however, that, notwithstanding anything to the contrary contained herein, no Additional Securities shall be issued hereunder:

            (A) without the written consent of CE Generation; or

            (B) at any time when a Default or an Event of Default shall have occurred and be continuing or if such proposed issuance would, upon notice or passage of time, cause a Default or an Event of Default.

     (c) Upon the issuance of any Additional Securities, CE Generation shall promptly provide the Trustee with a revised Schedule II to this Indenture that will set forth the requirements for the payment of principal of and interest on such Additional Securities.

     (d) Additional Securities may be issued by CE Generation; provided that:
the Trustee shall have received prior to such issuance an Officer's Certificate from CE Generation certifying that (i) each of the conditions set forth in
Section 2.3(b) has been satisfied, (ii) no Default or Event of Default exists at the time of the issuance of the Additional Securities and such issuance will not cause a Default or an Event of Default and (iii) the incurrence of Indebtedness pursuant to the issuance of Additional Securities shall comply with Section
5.13, subject to the applicable conditions described in such Section.

     (e) Prior to the issuance of Additional Securities hereunder, the following shall be established in one or more Supplemental Indentures:

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            (i) the title of the Additional Securities (which shall distinguish the Additional Securities from all other Securities) and the form or forms of such Securities;

            (ii) any limit upon the aggregate principal amount of the Additional
   Securities that may be authenticated and delivered under this Indenture
   (except for Additional Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
   Securities and except for Additional Securities that are deemed never to have been authenticated and delivered hereunder);

            (iii) the date or dates on or as of which the Additional Securities shall be dated;

            (iv) the date or dates on which the principal of the Additional
   Securities is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable;

            (v) the rate or rates at which the Additional Securities shall bear interest or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the scheduled payment dates on which such interest shall be payable (which shall correspond to the Payment Dates set forth herein) and the Regular Record Date for the determination of Holders to whom interest is payable;

            (vi) the place or places where the principal of, premium (if any) and interest on the Additional Securities shall be payable, Additional
   Securities may be surrendered for registration of transfer or exchange and notices and demands to or upon CE Generation in respect of the Additional
   Securities and this Indenture may be served;

            (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which the Additional Securities may be redeemed, in whole or in part, at the option of CE Generation;

            (viii) the obligation (if any) of CE Generation to redeem, purchase or repay Additional Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon


                                      7

   which Additional Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

            (ix) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Additional Securities shall be issuable;

            (x) the restrictions or limitations (if any) on the transfer or exchange of the Additional Securities;

            (xi) the obligation (if any) of CE Generation to file a registra tion statement with respect to the Additional Securities or to exchange the Additional Securities for Securities registered pursuant to the Securities Act; and

            (xii) any trustees, authenticating agents, paying agents, warrant agents, transfer agents or registrars with respect to the Additional Securities.

     Section 2.4 Record Dates. The Person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due on such Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent date (each such date, a "Special Record Date"), which shall not be less than five (5) days preceding the date of payment of such defaulted principal, premium (if any) and/or interest, established by a notice mailed by the Trustee to the registered owners of the Securities in accordance with Section 12.5(b) not less than fifteen (15) days prior to the Special Record Date or, if the Special Record Date is less than fifteen (15) days after the applicable Payment Date, such shorter period.

     Section 2.5 Form of Securities.

            2.5.1 Form Generally. The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form set forth in Exhibit A and shall contain substantially the terms and conditions set forth in Exhibit

B, which exhibits are hereby incorporated in and expressly made a part of this Indenture. The Initial Securities shall be issued in fully registered form, without interest coupons. Additional Securities shall be in the form and shall contain the terms established in one or more Supplemental Indentures. Any Security may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with Applicable Law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Security with the approval of the Trustee, such determination and approval to be evidenced by the execution and authentication thereof. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers executing the Securities may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof. Certificated Securities may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Certificated Securities with the approval of the Trustee, as evidenced by the execution and authentication thereof.

            2.5.2 Securities Sold Pursuant to Rule 144A. The Securities offered and sold in their initial distribution in reliance on Rule 144A to Qualified Institutional Buyers shall be issued in the form of a permanent global security (the "Restricted Global Security") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by CE Generation and authenticated by the Trustee as hereinafter provided. The Restricted Global Security shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its corporate trust office, as custodian for the Depositary.

            2.5.3 Securities Sold Pursuant to Regulation S. The Securities offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of a permanent global security (the "Unrestricted Global Security" and, together with the Restricted Global Security, the "Global Securities") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by CE Generation and authenticated by the Trustee as hereinafter provided. The Unrestricted Global Security shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its corporate trust office, as custodian for the Depositary, for credit to the respective accounts of Euroclear and Cedel. Prior to the termination of the Regulation S Restricted Period, beneficial interests in the Unrestricted Global Security may be held only through Euroclear and Cedel.

            2.5.4 Depositary. (a) CE Generation hereby appoints DTC to act as depositary (in such capacity, together with its successors in such capacity, the "Depositary") with respect to the Global Securities. The Trustee shall act as custodian of the Global Securities for the Depositary. So long as the Depositary or its nominee is the registered owner of the Global Securities, it shall be considered the Holder of the Securities represented thereby for all purposes hereunder and under the Global Securities, and neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights hereunder with respect to the Global Securities or under the Global Securities. Notwithstanding the foregoing, nothing herein shall (i) prevent CE Generation, the Trustee or any agent of CE Generation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

     (b) CE Generation may remove or replace DTC or any successor as Depositary for any reason upon thirty (30) days' notice to DTC or such successor (with a copy thereof to the Trustee). The Holders shall have no right to a depositary for the Securities.

     (c) Notwithstanding any other provision of this Indenture or the Securities, so long as DTC or its nominee is the registered owner of the
Securities:

            (i) the provisions of the DTC Letter of Representations shall control over the provisions of this Indenture with respect to the matters covered thereby;

            (ii) presentation of Securities to the Trustee at redemption or at maturity shall be deemed made to the Trustee when the right to exercise ownership rights in the Securities through DTC or Agent Members is trans ferred by DTC on its books; and

            (iii) DTC may present notices, approvals, waivers or other communications required or permitted to be made by Holders under this Indenture on a fractionalized basis on behalf of some or all of those Persons entitled to exercise ownership rights in the Securities through DTC or Agent Members.

     Section 2.6 Maintenance of Offices and Agencies.

            2.6.1 Registrar and Paying Agent. (a) CE Generation shall maintain in the Borough of Manhattan, the City of New York, an office or agency (the "Registrar") where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon CE Generation in respect of the Securities or under this Indenture may be served. CE Generation shall cause a register for the registration of the Securities and of their transfer and exchange (the "Securities Register") to be kept at the office of the Registrar. CE Generation hereby initially appoints the Trustee at its corporate trust office as Registrar, and the Trustee hereby accepts such appointment.

     (b) There shall at all times be maintained in the Borough of Manhattan, the City of New York, and in such other places of payment, if any, as shall be speci fied for the Securities in a related Supplemental Indenture, an office or agency (the "Paying Agent") where Securities may be presented for payment of principal, premium (if any) and interest. CE Generation hereby initially appoints the Trustee at its corporate trust office as Paying Agent, and the Trustee hereby accepts such appointment.

     (c) Whenever CE Generation shall appoint a Paying Agent other than the Trustee, it shall cause, prior to such appointment, each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.6.1, that such Paying Agent shall:

            (i) hold all sums held by such Paying Agent for the payment of the principal of, premium (if any) or interest on the Securities in trust for the benefit of the Holders or the Trustee;

            (ii) give the Trustee within five (5) days thereafter written notice of any default by CE Generation (or any other obligor upon the Securities) in the making of any such payment of principal, premium (if any) or interest; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     (d) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by any Paying Agent for the account of the Trustee.

     (e) CE Generation shall give prompt written notice to the Trustee of the location, and any change in the location, of the Registrar and Paying Agent. If at any time CE Generation shall fail to maintain a Registrar and/or Paying Agent or shall fail to furnish the Trustee with the location thereof, presentation or surrender of Securities for registration of transfer or exchange or for payment may be made or served at the corporate trust office of the Trustee in New York City.

            2.6.2 Authenticating Agent. At any time when any Securities remain Outstanding, the Trustee may appoint an authenticating agent or agents (each an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.10, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this Section 2.6.2, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:


                                 This Security is one of the Securities
                  referred to in the within-mentioned Indenture.

                                 ------------------------------
                                 Trustee

                                      By:
                                          ------------------------------
                                          Authenticating Agent

                                      By:
                                          ------------------------------
                                          Authorized Officer

            2.6.3 Authorized Agents Generally. (a) Any Registrar, Paying Agent or Authenticating Agent (each an "Authorized Agent") shall (i) be a corporation organized and doing business under the laws of the United States, of any state or territory thereof or of the District of Columbia, (ii) be authorized under such laws to act as Registrar, Paying Agent or Authenticating Agent, as the case may be, (iii) be subject to supervision or examination by federal, state, territorial or District of Columbia authority and (iv) either (A) have a combined capital and surplus of at least $50,000,000 or (B) have a combined capital and surplus of at least $10,000,000 and be a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 2.6.3, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 2.6.3, it shall resign immediately in the manner and with the effect hereinafter specified in clause (c) of this Section 2.6.3.

     (b) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 2.6.3, without the execution and filing of any instrument or any further act on the part of any of the parties hereto or such Authorized Agent or successor corporation.

     (c) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and CE Generation. CE Generation may, and at the request of the Trustee shall, terminate the agency of any Authorized Agent by giving written notice of such termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of any Authorized Agent or in case at any time any Authorized Agent shall cease to be eligible to hold its position under this Section 2.6.3 (when, in either case, no other Authorized Agent performing the functions of such former Authorized Agent shall have been appointed), CE Generation (or the Trustee in the case of any Authenticating Agent) shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.6.3. CE Generation (or the Trustee in the case of any Authenticating Agent) shall give written notice of any such appointment to all Holders in the manner provided in
Section 12.5(b).

     (d) CE Generation shall pay to each Authorized Agent from time to time reasonable compensation for its services hereunder.

     Section 2.7 Transfer and Exchange of Securities. Unless and until a Security is transferred or exchanged pursuant to an effective registration statement under the Securities Act, the provisions set forth in this Section 2.7 shall apply to the transfer and exchange of such Security.

            2.7.1 Transfer and Exchange Generally. (a) The Securities are transferable only upon the surrender thereof for registration of transfer. When a Security is presented to the Registrar with a duly executed Transfer Instrument substantially in the form of Exhibit C, the Registrar shall register the transfer as requested if such transfer complies with the provisions of this
Section 2.7. Prior to the due presentation for registration of transfer of any Security, the Person in whose name such Security is registered shall be treated as the absolute owner of such Security for the purpose of receiving payment of principal of, premium (if any) and interest on such Security (whether or not such payment is overdue) and for all other purposes whatsoever, notwithstanding any notice to the contrary. Registration of transfer of any Security by the Registrar shall be deemed to be an acknowledgment of such transfer by CE Generation.

     (b) When Securities are presented to the Registrar with a written request to exchange such Securities for Securities of any authorized denominations and of a like aggregate principal amount, the Registrar shall make the exchange as requested if such exchange complies with the provisions of this Section 2.7.

     (c) Following any request for transfer or exchange of one or more Securities made in compliance with clause (a) or (b), as the case may be, of this Section 2.7.1, CE Generation shall execute, and the Trustee shall authenticate and deliver, one or more new Securities of a like principal amount and in such authorized denominations as may be requested. No service charge shall be made for any registra tion of transfer or exchange of Securities, but CE Generation may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with any transfer or exchange of Securities; provided, however, that no such requirement of payment shall apply to exchanges made pursuant to Section 2.11 or Section 8.5.

     (d) Transfers or exchanges of the Global Securities and beneficial interests therein shall be subject to the provisions of Section 2.7.2 and the rules of the Depositary. Transfers or exchanges of Certificated Securities shall be subject to the provisions of Section 2.7.3.

     (e) Except as otherwise provided herein, the Global Securities and each Certificated Security shall bear the Transfer Restriction Legend. By its acceptance of any Security bearing the Transfer Restriction Legend, whether upon original issuance or subsequent transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Security only as provided in this Indenture. Upon the specific written request of a Holder to remove the Transfer Restriction Legend, the Trustee shall authenticate and deliver a Security with an equivalent principal amount not bearing the Transfer Restriction Legend if there is provided to CE Generation (which CE Generation shall confirm in writing to the Trustee) evidence reasonably satisfactory to CE Generation (which may, at CE Generation's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act. Upon a written request for the registration of transfer or exchange of a Security bearing the Transfer Restriction Legend pursuant to an effective registration statement under the Securities Act and in accordance with any applicable securities laws of any state of the United States, the Registrar shall authenticate and deliver a Security with an equivalent principal amount not bearing the Transfer Restriction Legend. If the Transfer Restriction Legend has been removed from a Security as provided in this clause (e), the transfer of such Security shall not be subject to the restrictions on transfer set forth in the Transfer Restriction Legend, and no other Security issued in exchange for all or any part of such Security shall bear the Transfer Restriction Legend unless CE Generation has reasonable cause to believe that such other Security is a "restricted security" within the meaning of Rule 144 and instructs the Registrar in writing to cause the Transfer Restriction Legend to appear thereon.

     (f) All Securities issued upon any transfer or exchange pursuant to the terms hereof shall be the valid obligations of CE Generation, evidencing the same debt, and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            2.7.2 Transfers and Exchanges of the Global Securities and Beneficial Interests Therein. (a) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. So long as any Global Security remains outstanding and is held by or on behalf of the Depositary, transfers and exchanges of beneficial interests in such Global Security shall be made in accordance with the provisions of this Section 2.7.2 and in accordance with the rules and procedures of the Depositary to the extent applicable (the "Applicable Procedures").

     (b) Any transfer of a beneficial interest in the Restricted Global Security to a transferee that will take delivery in the form of a beneficial interest in the Unrestricted Global Security prior to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (b). At any time prior to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Unrestricted Global Security, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Security substantially in the form of Exhibit G, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Restricted Global Security and an increase in the principal amount of the Unrestricted Global Security, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (b), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

     (c) Any transfer of a beneficial interest in the Restricted Global Security to a transferee that will take delivery in the form of a beneficial interest in the Unrestricted Global Security subsequent to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (c). At any time subsequent to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Unrestricted Global Security, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Security substantially in the form of Exhibit G (if transfer is made in reliance on Regulation S) or Exhibit I (if transfer is made in reliance on Rule
144), and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Restricted Global Security and an increase in the principal amount of the Unrestricted Global Security, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (c), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

     (d) Any transfer of a beneficial interest in the Unrestricted Global Security to a transferee that will take delivery in the form of a beneficial interest in the Restricted Global Security, either prior or subsequent to the termination of the Regulation S Restricted Period, shall be registered, subject to the Applicable Procedures, only in accordance with this clause (d). At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Unrestricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Restricted Global Security, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Unrestricted Global Security substantially in the form of Exhibit E, and
(ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Unrestricted Global Security and an increase in the principal amount of the Restricted Global Security, each such adjustment to equal the principal amount of the beneficial interest trans ferred pursuant to this clause (d), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

     (e) No restrictions shall apply with respect to the transfer or registration of transfer of (i) a beneficial interest in the Restricted Global Security to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Security or (ii) a beneficial interest in the Unrestricted Global Security to a transferee that takes delivery in the form of a beneficial interest in the Unrestricted Global

Security; provided that any transfer described in this clause (e) shall be made in accordance with the Applicable Procedures. The Trustee shall not be deemed to have knowledge of any such transfers.

     (f) Any transfer of a beneficial interest in the Restricted Global Security to a transferee that will take delivery in the form of one or more Certificated Securities shall be registered, subject to the Applicable Procedures, only in accordance with this clause (f). At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Securities, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Security substantially in the form of Exhibit G (if transfer is made in reliance on Regulation S), Exhibit I (if transfer is made in reliance on Rule 144) or Exhibit E (if the transfer is made in reliance on Rule
144A), and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (x) reflect in the Securities Register a decrease in the principal amount of the Restricted Global Security in an amount equal to the beneficial interest transferred pursuant to this clause (f) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) CE Generation shall execute and the Trustee shall authenticate and deliver one or more Certificated Securities of like tenor and amount bearing the Transfer Restriction Legend.

     (g) Any transfer of a beneficial interest in the Unrestricted Global Security to a transferee that will take delivery in the form of one or more Certificated Securities prior to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (g). At any time prior to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Unrestricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Securities, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Unrestricted Global Security substantially in the form of Exhibit G (if transfer is made in reliance on Regulation S), Exhibit I (if transfer is made in reliance on Rule 144) or Exhibit E (if transfer is made in reliance on Rule 144A), and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (x) reflect in the Securities Register a decrease in the principal amount of the Unrestricted Global Security in an amount equal to the beneficial interest transferred pursuant to this clause (g) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) CE Generation shall execute and the Trustee shall authenticate and deliver one or more Certificated Securities of like tenor and amount bearing the Transfer Restriction Legend.

     (h) Any transfer of a beneficial interest in the Unrestricted Global Security to a transferee that will take delivery in the form of one or more Certificated Securities subsequent to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (h). At any time subsequent to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Unrestricted Global Security to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Securities and (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (x) reflect in the Securities Register a decrease in the principal amount of the Unrestricted Global Security in an amount equal to the beneficial interest transferred pursuant to this clause (h) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) CE Generation shall execute and the Trustee shall authenticate and deliver one or more Certificated Securities of like tenor and amount. Unless determined otherwise in accordance with Applicable Law, Certificated Securities delivered pursuant to this clause (h) shall not be required to bear the Transfer Restriction Legend.

     (i) Persons holding beneficial interests in the Global Securities may exchange such beneficial interests for one or more Certificated Securities upon satisfaction of the conditions set forth in this clause (i). At any time upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in a Global Security to exchange such beneficial interest for one or more Certificated Securities and a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such exchange, and satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) reflect in the Securities Register a decrease in the principal amount of the appropriate Global Security in an amount equal to the beneficial interest exchanged pursuant to this clause (i) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and CE Generation shall execute and the Trustee shall authenticate and deliver one or more Certificated Securities of like tenor and amount bearing the Transfer Restriction Legend. At such time as all interests in a Global Security have been exchanged for Certificated Securities or canceled, such Global Security shall be canceled by the Trustee.

     (j) Notwithstanding any contrary provision contained herein, Certificated Securities shall be issued in exchange for the beneficial interests in the Global Securities if at any time: CE Generation advises the Trustee in writing that the Depositary is unwilling or unable to continue as depositary for the Global Securities or is no longer eligible to act as such and in each case a successor depositary is not appointed by CE Generation within ninety (90) days of receipt by CE Generation of notice of such inability; CE Generation, at its option, elects to terminate the book-entry system through the Depositary with respect to the Global Securities; or after the occurrence of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Securities of not less than fifty-one percent (51%) of the Securities represented by the Global Securities advise the Trustee in writing through the Depositary that the continuation of a book-entry system through the Depositary is no longer in such beneficial owners' best interests. Upon the occurrence of any of the events set forth in clauses (i) through (iii) immediately above, the Trustee, upon receipt of written notice thereof and a list of all Persons that hold a beneficial interest in the Global Securities, shall notify, through the appropriate Agent Members at the expense of CE Generation, all Persons that hold a beneficial interest in the Global Securities of the issuance of Certificated Securities. Upon surrender by the Trustee, as custodian for the Depositary, of the Global Securities and receipt from the Depositary of instructions for re-registration, CE Generation shall execute and the Trustee, upon the written instructions of in the case of the events set forth in clauses (i) and (ii) immediately above, CE Generation, or in the case of the events set forth in clause (iii) immediately above, beneficial owners holding interests representing an aggregate principal amount of Securities of not less than fifty-one percent (51%) of the Securities represented by the Global Securities, authenticate and deliver Certificated Securities bearing the Transfer Restriction Legend. Certificated Securities issued in exchange for beneficial interests in the Global Securities pursuant to this clause (j) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Agent Members or otherwise, shall instruct the Trustee.

            2.7.3 Transfers and Exchanges of Certificated Securities. (a) Any transfer of a Certificated Security bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Securities shall be registered only in accordance with this clause (a). Upon surrender of any Certificated Security bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Security substantially in the form of Exhibit C and (B) a certificate of the transferor of such Certificated Security substantially in the form of Exhibit G (if transfer is made pursuant to Regulation S), Exhibit I (if such transfer is made pursuant to Rule 144) or Exhibit E (if such transfer is made pursuant to Rule 144A), (1) the Trustee shall register such transfer and (2) CE Generation shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Securities of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Security, each such new Certificated Security bearing the Transfer Restriction Legend; provided, however, that Certificated Securities so delivered shall not be required to bear the Transfer Restriction Legend if there is provided to CE Generation (which CE Generation shall confirm in writing to the Trustee) evidence reasonably satisfactory to CE Generation (which may, at CE Generation's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

     (b) Any transfer of a Certificated Security not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Securities shall be registered only in accordance with this clause (b). Upon surrender of any Certificated Security not bearing the Transfer Restriction Legend at the office of the Registrar, together with an executed Transfer Instrument substantially in the form of Exhibit C, (i) the Trustee shall register such transfer and (ii) CE Generation shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Securities of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Security. Each such new Certificated Security may at the request of the transferee, but shall not be required to, bear the Transfer Restriction Legend.

     (c) Any transfer of a Certificated Security bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Security shall be registered only in accordance with this clause (c). Upon (i) surrender of any Certificated Security bearing the Transfer Restriction Legend at the office of the Registrar, together with
(A) an executed Transfer Instrument substantially in the form of Exhibit C, (B) written instructions from the transferor that such Certificated Security shall be registered in the name of the Depositary or its nominee and (C) a certificate of the transferor of such Certificated Security substantially in the form of Exhibit G (if the transferee will take delivery in the form of a beneficial interest in the Unrestricted Global Security) or Exhibit E (if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Security) and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Security, (y) reflect in the Securities Register an increase in the appropriate Global Security in an amount equal to the Certificated Security transferred pursuant to this clause (c) and
(z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

     (d) Any transfer of a Certificated Security not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Security shall be registered only in accordance with this clause (d). Upon (i) surrender of a Certificated Security not bearing the Transfer Restriction Legend at the office of the Registrar, together with
(A) an executed Transfer Instrument substantially in the form of Exhibit C and
(B) written instructions from the transferor that such Certificated Security shall be registered in the name of the Depositary or its nominee, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Security, (y) reflect in the Securities Register an increase in the appropriate Global Security in an amount equal to the Certificated Security transferred pursuant to this clause (d) and (z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

     (e) Any exchange of a Certificated Security for one or more Certificated Securities in different authorized denominations shall be registered only in accordance with this clause (e). Upon surrender of a Certificated Security at the office of the Registrar, together with a written request to exchange such Certificated Security for one or more Certificated Securities in different authorized denominations, (i) the Registrar shall register such exchange and
(ii) CE Generation shall execute and the Trustee shall authenticate and deliver in the name of the registered owner one or more Certificated Securities in any authorized denomination with the same aggregate principal amount and maturity date.

     (f) Any exchange of a Certificated Security for a beneficial interest in a Global Security shall be registered only in accordance with this clause (f). Upon (i) surrender of a Certificated Security at the office of the Registrar, together with (A) a written request to exchange such Certificated Security for a beneficial interest in a Global Security, (B) written instructions from the registered owner that such Certificated Security shall be registered in the name of the Depositary or its nominee and (C) a certificate of the registered owner of such Certificated Security substantially in the form of Exhibit H (if the Certificated Security is being exchanged for a beneficial interest in the Unrestricted Global Security) or Exhibit F (if the Certificated Security is being exchanged for a beneficial interest in the Restricted Global Security) and
(ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) register such exchange and cancel such Certificated Security, (y) reflect in the Securities Register an increase in the appropriate Global Security in an amount equal to the Certificated Security exchanged pursuant to this clause (f) and (z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

     Section 2.8 Execution. (a) The Securities shall be executed by an Authorized Officer of CE Generation and shall be attested by an Authorized Officer of CE Generation. Typographical and other minor errors or defects in any signature executing or purporting to execute the Securities shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

     (b) Any Security executed pursuant to clause (a) of this Section 2.8 may be issued and shall be authenticated by the Trustee, notwithstanding that any officer signing such Security or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of such Security.

     Section 2.9 Authentication and Delivery. A Security, or any exchange, transfer or replacement thereof, shall not be valid for any purpose until an Authorized Officer of the Trustee or the Authenticating Agent manually signs the certificate of authentication on such Security substantially in the form set forth in Exhibit A. Subject to the requirements set forth in this Section 2.9, such authentication shall be conclusive proof that such Security has been duly authenticated and delivered under this Indenture and that the Holder thereof is entitled to the benefit of the trust hereby created. The Trustee shall, in accordance with a written order of CE Generation signed by two Authorized Officers, authenticate the Securities at the initial issuance thereof and deliver them to the purchaser thereof upon payment to the Trustee of the purchase price therefor. Any Securities subsequently issued under this Indenture may, in accordance with a written order of CE Generation signed by two Authorized Officers, be authenticated by the Trustee or any Authenticating Agent appointed by the Trustee, and such authentication shall, for all purposes of this Indenture, be deemed to be the authentication of and delivery by the Trustee.

     Section 2.10 Mutilated, Destroyed, Lost or Stolen Securities. (a) If any Security shall become mutilated, CE Generation shall execute, and the Trustee shall authenticate and deliver, a new Security of like tenor, maturity and denomination in exchange and substitution for the Security so mutilated, but only upon surrender to the Trustee of such mutilated Security for cancellation, and CE Generation or the Trustee may require indemnity therefor. If any Security shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee. If such evidence shall be satisfactory to both the Trustee and CE Generation and indemnity satisfactory to both shall be given, CE Generation shall execute, and thereupon the Trustee shall authenticate and deliver, a new Security of like tenor, maturity and denomination. The cost of providing any substitute Security under the provisions of this Section 2.10 shall be borne by the Holder for whose benefit such substitute Security is provided. If any such mutilated, lost, stolen or destroyed Security shall have matured or be about to mature, CE Generation may, with the consent of the Trustee, pay to the Holder thereof the principal amount of such Security upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Security therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Security had one been issued.

     (b) Every substitute Security issued pursuant to this Section 2.10 shall constitute an additional contractual obligation of CE Generation, whether or not the Security alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Securities duly issued hereunder.

     (c) All Securities shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude any and all other rights and remedies with respect thereto.

     Section 2.11 Temporary Securities. Pending preparation of definitive Securities, CE Generation may issue, and upon a written order of CE Generation signed by two Authorized Officers the Trustee shall authenticate and deliver, in lieu of definitive Securities, one or more temporary printed or typewritten Securities in the form recited in this Indenture, in any authorized denomination. If temporary Securities are issued, CE Generation shall cause definitive Securities to be prepared without unreasonable delay. The Trustee shall, in accordance with a written order of CE Generation signed by two Authorized Officers, authenticate and deliver definitive Securities in exchange for and upon surrender of an equal principal amount of temporary Securities, without charge to the Holder of such Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same rights, remedies, security and other benefits under this Indenture as definitive Securities.

     Section 2.12 Cancellation and Destruction of Surrendered Securities. All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. CE Generation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which CE Generation may have acquired in any manner whatsoever. The Trustee (and no one else) shall cancel all Securities surrendered for payment, redemption or registration of transfer or exchange, and all Securities surrendered for cancellation by CE Generation. All canceled Securities held by the Trustee shall be disposed of in accordance with the customary procedures of the Trustee in effect from time to time. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.12, except as expressly permitted by this Indenture.

                                    ARTICLE 3

                            REDEMPTION OF SECURITIES

     Section 3.1 Redemption at the Option of CE Generation. (a) CE Generation may redeem the Securities, in whole or in part, at any time on any Business Day, at a price equal to the Redemption Price plus the Yield Maintenance Premium.

     (b) If CE Generation elects to redeem the Securities pursuant to clause (a) of this Section 3.1, it shall deliver to the Trustee, at least thirty (30) days prior to the latest date upon which notice of redemption is required to be given to the Holders pursuant to Section 3.4 (unless a shorter notice period shall be satisfactory to the Trustee), an Officer's Certificate specifying the Redemption Date upon which such redemption shall occur and the principal amount of Securities to be redeemed.

     Section 3.2 Mandatory Redemption.

            3.2.1 Mandatory Redemption With Yield Maintenance Premium. The Securities shall be redeemed, in whole or in part, at a price equal to the Redemption Price plus the Yield Maintenance Premium, as follows:

     (a) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of Financing Proceeds in connection with one or more Project Financings or Project Debt Refinancings with respect to such Assignor's Project Company, an amount of such Available Cash Flow equal to the lesser of (i) one hundred percent (100%) of such Available Cash Flow or (ii) the amount which shall cause each Rating Agency to confirm in writing that, after giving effect to such redemption, the Rating assigned to the Securities by such Rating Agency will be equal to or better than the higher of
(x) the Existing Rating assigned to the Securities by such Rating Agency or (y) the Initial Rating assigned to the Securities by such Rating Agency shall be used to redeem the Securities in accordance with this Section 3.2.1;

     (b) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of the Asset Sale Proceeds in connection with one or more Asset Sales with respect to such Assignor's Project Company, an amount of such Available Cash Flow equal to the lesser of
(i) one hundred percent (100%) of such Available Cash Flow or (ii) the amount which shall cause each Rating Agency to confirm in writing that, after giving effect to such redemption, the Rating assigned to the Securities by such Rating Agency will be equal to or better than the higher of (x) the Existing Rating assigned to the Securities by such Rating Agency or (y) the Initial Rating assigned to the Securities by such Rating Agency shall be used to redeem the Securities in accordance with this Section 3.2.1;

     (c) if CE Generation sells all or any portion of its interest in any Assignor (other than a Permitted Transfer) and receives proceeds in excess of $15,000,000 in connection with such sale, an amount of such proceeds equal to the lesser of (i) one hundred percent (100%) of such proceeds or (ii) the amount which shall cause each Rating Agency to confirm in writing that, after giving effect to such redemption, the Rating assigned to the Securities by such Rating Agency will be equal to or better than the higher of (x) the Existing Rating assigned to the Securities by such Rating Agency or (y) the Initial Rating assigned to the Securities by such Rating Agency shall be used to redeem the Securities in accordance with this Section 3.2.1; or

     (d) if any Assignor sells all or any portion of its interest in any Project Company (other than a Permitted Transfer) and receives proceeds in excess of

$15,000,000 in connection therewith, an amount of such proceeds equal to the lesser of (i) one hundred percent (100%) of such proceeds or (ii) the amount which shall cause each Rating Agency to confirm in writing that, after giving effect to such redemption, the Rating assigned to the Securities by such Rating Agency will be equal to or better than the higher of (x) the Existing Rating assigned to the Securities by such Rating Agency or (y) the Initial Rating assigned to the Securities by such Rating Agency shall be used to redeem the Securities in accordance with this Section 3.2.1.

            3.2.2 Mandatory Redemption Without Yield Maintenance Premium. The Securities shall be redeemed, in whole or in part, at a price equal to the Redemption Price, as follows:

     (a) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of Loss Proceeds in connection with one or more Events of Loss with respect to such Project Company's Project, such Available Cash Flow shall be used to redeem the Securities in accor dance with this Section 3.2.2;

     (b) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of Expropriation Proceeds in connection with one or more Expropriation Events with respect to such Project Company's Project, such Available Cash Flow shall be used to redeem the Securities in accordance with this Section 3.2.2;

     (c) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of Title Proceeds in connection with one or more Title Events with respect to such Project Company's Project, such Available Cash Flow shall be used to redeem the Securities in accor dance with this Section 3.2.2; or

     (d) if any Assignor receives Available Cash Flow in excess of $15,000,000 from one or more distributions by a Project Company of Buy-Out Proceeds in connection with one or more Permitted Power Contract Buy-Outs, an amount of such Available Cash Flow equal to the lesser of (i) one hundred percent (100%) of such Available Cash Flow or (ii) the amount which shall cause each Rating Agency to confirm in writing that, after giving effect to such redemption, the Rating assigned to the Securities by such Rating Agency will be equal to or better than the higher of (x) the Existing Rating assigned to the Securities by such Rating Agency or (y) the Initial Rating assigned to the Securities by such Rating Agency shall be used to redeem the Securities in accordance with this Section 3.2.2.

            3.2.3 Mandatory Redemption Generally. (a) The Initial Securities and the Additional Securities shall be redeemed on a pro rata basis in accordance with the aggregate outstanding principal amount of such Securities (except to the extent that the Supplemental Indenture providing for the issuance of Additional Securities provides that such Additional Securities are to be redeemed on less than a pro rata basis).

     (b) If CE Generation is required to redeem the Securities in accordance with this Section 3.2, it shall deliver to the Trustee, immediately upon the occurrence of the event resulting in such obligation to redeem, an Officer's Certificate specifying the principal amount of Securities to be redeemed, the Redemption Price, the applicable Yield Maintenance Premium (if any), the paragraph of the Securities pursuant to which the Securities are being redeemed and, subject to the requirements of Section 3.4, the Redemption Date for such redemption, which Redemption Date shall be within ninety (90) days of the occurrence of the event resulting in CE Generation's obligation to redeem the Securities in accordance with this Section 3.2.

     Section 3.3 Redemption Fund. Upon receipt from CE Generation of an Officer's Certificate in respect of a redemption of Securities pursuant to this
Article 3, the Trustee shall establish a special purpose trust fund (the "Redemption Fund"), which shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee. At least one (1) Business Day prior to the Redemption Date for any redemption of Securities pursuant to this Article 3, CE Generation shall deposit or cause to be deposited in the Redemption Fund an amount (in immediately available funds) which, together with monies received by the Trustee for such purpose from the Collateral Agent or the Depositary Bank in accordance with the Intercreditor Agreement and the Depositary Agreement, is sufficient to redeem on such Redemption Date the Securities called for redemption in accordance with this
Article 3.

     Section 3.4 Notice of Redemption. (a) Notice of redemption shall be given in the manner provided in Section 12.5(b) to the Holders of any Securities to be redeemed pursuant to this Article 3 at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date for such redemption. All notices of redemption shall state the following:

            (i) the Redemption Date;

            (ii) the Redemption Price and any applicable Yield Maintenance Premium;

            (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed and the aggregate principal amount of Securities to be redeemed;

            (iv) in the case of Securities to be redeemed in part, the princi pal amount of such Securities to be redeemed and a statement to the effect that after the Redemption Date, upon surrender of such Securities, new Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (v) the name and address of the Paying Agent;

            (vi) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any applicable Yield Maintenance Premium;

            (vii) that on the Redemption Date the Redemption Price and any applicable Yield Maintenance Premium will become due and payable upon each Security to be redeemed or portion thereof, and that (unless CE Genera tion shall default in the payment of the Redemption Price and such Yield Maintenance Premium) interest thereon shall cease to accrue on and after said date;

            (viii) a statement to the effect that the availability in the Redemption Fund on the Redemption Date of an amount of immediately available funds to pay the Redemption Price and any applicable Yield Maintenance Premium in full is a condition precedent to the redemption;

            (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

            (x) the CUSIP number, if any, relating to the Securities being redeemed.

     (b) Notice of redemption of Securities to be redeemed at the election of CE Generation pursuant to Section 3.1 shall be given by CE Generation or, at CE Generation's written request to the Trustee, by the Trustee in the name and at the expense of CE Generation. Notice of a mandatory redemption pursuant to
Section 3.2 shall be given by the Trustee in the name and at the expense of CE Generation. Any notice of redemption given in accordance with this
Section 3.4 shall be conclusively presumed to have been given whether or not a Holder receives such notice. In any case, failure to give such notice as herein provided or any defect in the notice given to a Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Section 3.5 Securities Payable on Redemption Date. Upon the giving of notice pursuant to Section 3.4 and the satisfaction of the conditions, if any, set forth in such notice, the Securities or portions thereof called for redemption in such notice shall become due and payable on the Redemption Date and at the Redemption Price (plus any applicable Yield Maintenance Premium) specified in such notice, and from and after the Redemption Date (unless CE Generation shall default in the payment of such Securities at the Redemption Price plus any applicable Yield Maintenance Premium) such Securities or portions thereof shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portions thereof shall be paid and redeemed by CE Generation at the Redemption Price therefor plus any applicable Yield Maintenance Premium; provided, however, that any payment of interest on any Security the Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Security registered as such at the close of business on the relevant Regular Record Date in accordance with the terms of this Indenture and such Security.

     Section 3.6 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed pursuant to this Article 3, the Trustee shall redeem the Securities on a pro rata basis among the Outstanding Securities not previously called for redemption in whole. The Trustee shall notify CE Generation promptly of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     Section 3.7 Securities Redeemed in Part. (a) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has or is to be redeemed.

     (b) Any Security that is to be redeemed only in part shall be surrendered at the place of payment therefor and, upon such surrender, CE Generation shall execute, and the Trustee shall authenticate and make available for delivery to the

Holder of such Security (at the expense of CE Generation), a new Security, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the surrendered Security.

     (c) Upon any partial redemption of Securities in accordance with this
Article 3, the scheduled principal amortization of the Securities as set forth on Schedule II shall be reduced by an amount equal to the product of the scheduled principal amortization of the Securities then in effect and a fraction, the numerator of which is equal to the principal amount of the Outstanding Securities to be redeemed and the denominator of which is the principal amount of the Outstanding Securities immediately prior to such redemption. In connection with any such partial redemption, CE Generation shall furnish the Trustee, prior to such redemption, with an Officer's Certificate setting forth the amortization schedule for the remaining Securities after giving effect to such redemption. Notwithstanding any other provision of this Indenture, if any Security called for redemption shall not be paid upon surrender thereof for redemption, the principal of such Security shall, until paid or provided for, bear interest from the date fixed for redemption at the interest rate specified in such Security.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     CE Generation represents and warrants to the Trustee as follows:

     Section 4.1 Organization, Power and Status of CE Generation. CE Generation
(a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) is duly qualified as a foreign limited liability company in each jurisdiction where the nature of its activities makes such qualification necessary. CE Generation has all requisite limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted.

     Section 4.2 Authorization; Enforceability; Execution and Delivery. (a) CE Generation has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Indenture, the Securities and each other Financing Document to which it is a party.

     (b) All action on the part of CE Generation that is required for the authorization, execution, delivery and performance of this Indenture, the Securities and each other Financing Document to which CE Generation is a party have been duly and effectively taken; and the execution, delivery and performance of this Indenture, the Securities and each such other Financing Document to which it is a party do not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of CE Generation.

     (c) This Indenture, the Securities and each other Financing Document to which CE Generation is a party have been duly authorized, executed and delivered by CE Generation. Each of this Indenture, the Securities and each other Financing Document to which CE Generation is a party constitutes a legal, valid and binding obligation of CE Generation enforceable against CE Generation in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject to general principles of equity.

     Section 4.3 No Conflicts; Laws and Contracts; No Default; Representations and Warranties. (a) Neither the execution, delivery and performance of this Indenture, the Securities and each other Financing Document to which CE Generation is a party, nor the consummation of any of the transactions contemplated hereby or thereby (i) contravenes any provision of Applicable Law, except any contravention which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) conflicts or is inconsistent with or constitutes a default under or results in the acceleration of, any obligation under the certificate of formation or limited liability company operating agreement of CE Generation, or of any other terms of any other Financing Document or any other agreement or instrument to which CE Generation is a party or by which CE Generation or any of its property or assets is bound or to which CE Generation may be subject, except any such conflict, inconsistency, default or violation which, individually or in the aggregate, could not reason ably be expected to result in a Material Adverse Effect or
(iii) results in the creation or imposition of (or the obligation to create or impose) any Liens (other than Permitted Liens and Permitted Assignor Liens) on the Collateral.

     (b) CE Generation is in compliance with any and all Applicable Laws, except any such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.4 Governmental Approvals. All Governmental Approvals which are required to be obtained by, in the name of or on behalf of CE Generation, in connection with (a) the issuance of the Securities and (b) the execution, delivery and performance by CE Generation and any other party to any Financing Document of the Financing Documents, have been duly obtained or made, are validly issued and are in full force and effect.

     Section 4.5 Litigation. There are no claims, actions, suits, investiga tions or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending against CE Generation or, to the knowledge of CE Generation, threatened against CE Generation or any property or other assets or rights of CE Generation that could reasonably be expected to result in a Material Adverse Effect.

     Section 4.6 Utility Regulation. CE Generation is not subject to regulation by any Governmental Authority under PUHCA as a "public utility company" or an "affiliate," or "subsidiary company" of a "registered holding company" or a company subject to registration under PUHCA.

     Section 4.7 Employee Benefit Plans. Each Plan (including without limitation each Plan of a Commonly Controlled Entity) as to which CE Generation may have any liability complies with all applicable requirements of Applicable Law, and
(i) no "reportable event" (as defined in Section 4043 of ERISA (other than an event not subject to the notice requirement of the PBGC)) has occurred with respect to any such Plan, (ii) there has been no withdrawal from any Multiemployer Plan or steps taken to do so, (iii) no Plan has been terminated or has commenced to be terminated, (iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (v) no condition exists or event or transaction has occurred with respect to any Plan, in each case, that could reasonably be expected to result in a Material Adverse Effect.

     Section 4.8 Business of CE Generation. CE Generation is a special purpose limited liability company and is not and has not engaged in any activities other than (a) its formation, (b) issuing the Securities and other Permitted Indebtedness and other activities expressly permitted by the Financing Documents, (c) the owner ship of its Subsidiaries, (d) other activities which could not reasonably be expected to result in a Material Adverse Effect and which the Rating Agencies confirm in writing will not result in a Ratings Downgrade, and (e) activities incidental to those described in clauses (a) through (d).

                  Section 4.9 Investment Company Act. CE Generation is not, and following the issuance and sale of the Securities, will not be, an "investment company" or, to the knowledge of CE Generation, an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     Section 4.10 Disclosure. Each of the Preliminary Offering Circular and the Final Offering Circular as of its date did not, and the Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                                    COVENANTS

     Section 5.1 Payment of Principal of and Interest on Securities. (a) CE Generation shall promptly pay or cause to be paid the principal of, premium (if any) and interest on every Security issued hereunder according to the terms hereof and thereof.

     Section 5.2 Reporting Requirements. CE Generation shall furnish or cause to be furnished to the Trustee, each Rating Agency and, in the case of clauses
(i)(a) and (ii)(a) below, any Holder or any owner of a beneficial interest in any Global Security upon written request of such Holder or beneficial owner (which request may be a Continuing Request):

            (i) as soon as available and in any event within forty-five (45) days after the end of the first, second and third quarters of CE Generation's fiscal year (commencing with the quarter ending March 31, 1999), (a) Unau dited Financial Statements (consolidated) of CE Generation for such period, each accompanied by (b) an Officer's Certificate of CE Generation (1) to the effect that such Unaudited Financial Statements fairly present the financial condition and results of operations of CE Generation and its Subsidiaries on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and normally recurring year-end adjustments) and
   (2) stating that no Default or Event of Default has occurred and is continuing, or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

            (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of CE Generation (commencing with the fiscal year ended December 31, 1999), (a) Annual Audited Financial State ments (consolidated) of CE Generation for such fiscal year, accompanied by an audit opinion thereon by the Auditors, which opinion shall state that said financial statements of CE Generation present fairly, in all material respects, the financial condition and results of operations of CE Generation and its Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and (b) an Officer's Certificate of CE Generation stating that no Default or Event of Default has occurred and is continuing, or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof; and

            (iii) promptly and in any event within fifteen (15) days after an Authorized Officer of CE Generation has actual knowledge thereof, written notice of the occurrence of any event or condition which constitutes a Default or an Event of Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto.

     Section 5.3 Existence; Compliance with Applicable Laws. Other than as permitted under Section 5.16 and Section 5.17(a), (a) CE Generation shall at all times preserve and maintain in full force and effect (i) its existence as a limited liability company in good standing under the laws of the State of Delaware and (ii) its qualification to do business in each other jurisdiction in which the character of properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except in each case as expressly permitted under the Financing Documents.

     (b) CE Generation shall maintain and renew all of the powers, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     (c) CE Generation shall comply with all Applicable Laws and Govern mental Approvals applicable to it, and all other acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the issuance of the Securities by CE Generation and performance by CE

Generation of its obligations hereunder, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.4 Payment of Taxes and Claims. CE Generation shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies imposed upon it or its income or profits ("Taxes"); provided that CE Generation shall not be required to pay any such obligation if (a) such Taxes are being diligently contested in good faith by appropriate proceedings, (b) during the period of such contest the enforcement of any contested item is effectively stayed, (c) adequate reserves are established with respect to the contested items (in accordance with GAAP) and (d) such contest could not reasonably be expected to result in the sale, forfeiture or loss of any material amount of the Collateral. CE Generation shall promptly pay or cause to be paid any valid, final non-appealable judgment enforcing any such Taxes and shall cause the same to be satisfied of record, as applicable.

     Section 5.5 Books and Records. CE Generation shall at all times keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of CE Generation in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities.

     Section 5.6 Right of Inspection. CE Generation shall permit officers and designated representatives of the Trustee, the Collateral Agent and the Depositary Bank to visit and inspect any of the properties of CE Generation, to examine and make copies of the books of record and accounts of CE Generation and to discuss the affairs, finances and accounts of CE Generation with, and be advised as to the same by, its officers, all at such reasonable times during normal business hours and intervals and to such reasonable extent as the Trustee, the Collateral Agent and the Depositary Bank may request.

     Section 5.7 Use of Proceeds. CE Generation shall use the proceeds from the issuance and sale of the Initial Securities to: (a) make payments to effect repayment in full of all outstanding principal of the Magma Note, together with all premium (if any) and accrued interest thereon; (b) make payments to CalEnergy in an aggregate amount of $122,000,000 as consideration for the transfer by CalEnergy to CE Generation of the assets listed on Schedule I hereto, which payments will be used by CalEnergy to satisfy its obligations under the SSFC Equity Commitment Agree ment (except to the extent such obligations are satisfied by payments from an owner of an equity interest in CE Generation); (c) make a capital contribution to Yuma in the amount necessary for Yuma to repay in full all outstanding principal of the Yuma Note, together with all premium (if any) and accrued interest thereon;
(d) make payments to CalEnergy in an aggregate amount of up to $4,000,000 as consideration for the transfer by CalEnergy to CE Generation of the assets listed on Schedule I hereto, which payments relate to CalEnergy's development costs for Salton Sea Unit V, the CE Turbo Project and the Zinc Facility; and (e) pay the transaction costs associated with the offer and sale of the Initial Securities.

     Section 5.8 Performance of Financing Documents. CE Generation shall perform all of its material covenants and agreements contained in any of the Financing Documents to which it is a party and shall take all reasonable and necessary actions to prevent the termination or cancellation of any such Financing Document as against CE Generation or any Assignor or any Affiliate thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.9 Title. CE Generation shall preserve and maintain good and valid title to all of its properties and assets subject to no Liens other than Permitted Liens, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.10 Rule 144A Information; Other Information. At any time when CE Generation is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon the request of any Holder or any owner of a beneficial interest in a Global Security, CE Generation shall promptly furnish to such Holder or beneficial owner, to a prospective purchaser of a Security or beneficial interest therein designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, as the case may be, all information specified in, and meeting the requirements of, paragraph (d)(4) of Rule 144A in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with a resale of Securities pursuant to Rule 144A.

     Section 5.11 Preservation of Collateral. (a) CE Generation shall preserve and maintain the Liens on the Collateral and the priority thereof and, without limiting the generality of the foregoing, shall cause the Security Documents to which it is a party, all supplements thereto and any instruments of conveyance, transfer, assignment or further assurance, or appropriate certificates, financing statements or other statements with respect thereto, at all times to be recorded and filed and rerecorded and refiled, in such manner and in such places as may be required by

Applicable Law in order to fully preserve and protect the rights of the Collateral Agent, the Holders and the Trustee.

     (b) CE Generation shall defend its title to the Collateral against the claims of all Persons, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.12 Auditors. CE Generation shall retain a nationally recognized independent accounting firm (the "Auditors") and permit the Trustee, the Collateral Agent and the Depositary Bank to discuss the affairs, finances and accounts of CE Generation with the Auditors upon reasonable notice and at reasonable times following and during the continuance of a Default or an Event of Default.

     Section 5.13 Permitted Indebtedness. CE Generation shall not create or incur or suffer to exist any Indebtedness except the following (collectively, "Permitted Indebtedness"):

     (a) Indebtedness incurred pursuant to this Indenture and the Initial Securities;

     (b) Indebtedness incurred in excess of the Indebtedness incurred pursuant to clause (d) below, provided that after giving effect to the incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Rating Agencies shall confirm in writing that the Securities shall have a Rating equivalent to or better than an Investment Grade Rating;

     (c) Indebtedness incurred under the Debt Service Reserve LOC Reimbursement Agreement;

     (d) Indebtedness in an aggregate principal amount not to exceed $10,000,000, provided that, after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and

     (e) Subordinated Indebtedness loaned to CE Generation by Affiliates of CE Generation (other than any majority-owned Subsidiary of CE Genera tion) in an aggregate principal amount not to exceed $200,000,000, provided that such Subordinated Indebtedness is used to finance (i) capital expenditures or Operation and Maintenance Costs for, or expansions of, the

   Projects, or (ii) the construction, development, acquisition or operation of Additional Projects.

     Section 5.14 Permitted Liens. CE Generation shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following (collectively, "Permitted Liens"):

     (a) Liens specifically permitted or required by, or created by, any Security Document;

     (b) Liens to secure Permitted Indebtedness; provided that the holder of such Permitted Indebtedness, or a representative thereof, shall have entered into the Intercreditor Agreement;

     (c) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP;

     (d) other Liens incidental to the conduct of CE Generation's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use of the encumbered assets in the operation of CE Genera tion's business; and

     (e) Liens existing on the Closing Date.

     Section 5.15 Guarantees. CE Generation shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation; provided that CE Generation may issue guarantees of Permitted Subsidiary Indebtedness which is not incurred by an Affiliate of CE Generation (other than a wholly-owned Subsidiary of CE Generation).

     Section 5.16 Business Activities. CE Generation shall not at any time engage in any activities other than (a) the ownership of its Subsidiaries and activities incidental thereto, (b) the activities contemplated by this Indenture and the other Financing Documents and activities incidental thereto and (c) any other activity which could not reasonably be expected to result in a Material Adverse Effect and which the Rating Agencies confirm in writing will not result in a Ratings Downgrade.

     Section 5.17 Fundamental Changes; Sale of Assets. (a) CE Genera tion shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or discontinue its business, unless (i) CE Generation is the surviving or continuing company or the surviving or continuing company is a company formed under the laws of the United States, one of the States thereof or the District of Columbia or Canada and assumes CE Generation's obligations under the Securities and the other Financing Documents, (ii) immediately before and after such transaction, no Event of Default shall have occurred and be continuing and (iii) the Rating Agencies confirm in writing that such transaction will not result in a Ratings Downgrade.

     (b) CE Generation shall not sell, transfer, assign, hypothecate, pledge, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, except that CE Generation may sell, transfer or convey any portion of its interest in any Assignor if (i) no Event of Default shall have occurred and be continuing and (ii) (a) such sale, transfer or conveyance is for fair market value and the proceeds thereof are in the form of cash or cash equivalents and are used to redeem the Securities in accordance with Section 3.2.1(c), if required, or (b) such sale, transfer or conveyance is a Permitted Transfer.

     Section 5.18 Transactions with Affiliates. CE Generation shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of CE Generation which is not on terms and conditions at least as favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate of CE Generation, except that CE Generation may perform its obligations and engage in transactions permitted by the Financing Documents.

     Section 5.19 Restricted Payments. CE Generation shall not make any Restricted Payments except for Restricted Payments from the Distribution Suspense Account permitted under and made in accordance with Section 3.4 of the Depositary Agreement.

     Section 5.20 Financing Documents. CE Generation shall not assign any of its rights or obligations under any Financing Document and shall not enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to result in a Material Adverse Effect.

     Section 5.21 Investments. CE Generation shall not form or have any subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any Person, other than (a) those that exist on the Closing Date and are set forth on Schedule III, (b) Permitted Investments, (c) investments, loans or advances made with monies which do not constitute Collateral and (d) subsidiaries the forma tion of which the Rating Agencies confirm in writing will not result in a Ratings Downgrade, in each case in accordance with Section 5.16.

     Section 5.22 Formation Documents. CE Generation shall not amend its certificate of formation or any other formation or governance document if such action could reasonably be expected to result in a Material Adverse Effect.

     Section 5.23 Investment Company Act. CE Generation shall not undertake any action which will cause it to be in violation of the Investment Company Act of 1940, as amended.

     Section 5.24 Magma Stock. CE Generation shall (i) within ten (10) days after the date on which the Liens on the Pledged Shares (as defined in the 9 7/8% Indenture) created pursuant to Article Thirteen of the 9 7/8% Indenture are released, whether or not the 9 7/8% Notes have been repaid in full as of such date, pledge all of the capital stock of Magma to the Collateral Agent for the benefit of the Secured Parties pursuant to a pledge and security agreement substantially in the form of Exhibit J, and (ii) promptly take all other actions necessary or desirable in the reason able opinion of the Collateral Agent to establish and maintain the Collateral Agent's security interest in all of the capital stock of Magma as a valid, enforceable, first priority security interest (subject to Permitted Liens).

     Section 5.25 Tax Status. CE Generation shall make an election to be treated as an association taxable as a corporation for United States tax purposes for all periods commencing on or after the Closing Date.

                                    ARTICLE 6

                           EVENTS OF DEFAULT; REMEDIES

     Section 6.1 Events of Default. The term "Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be affected by operation of law, or be pursuant to or in compliance with any Applicable

Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

            (a) CE Generation shall fail to pay any principal of, premium (if any) or interest on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise;

            (b) any representation or warranty made by CE Generation in this Indenture or in any other Financing Document to which it is a party, or any representation, warranty or statement in any certificate or other document furnished to the Trustee or any other Person by or on behalf of CE Generation thereunder, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circum stance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and such fact, event or circum stance shall continue uncured for thirty (30) or more days from the date an Authorized Officer of CE Generation obtains actual knowledge thereof; provided that if CE Generation commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice thereof to the Trustee, CE Generation may continue to effect such cure and such misrepresentation shall not be deemed an "Event of Default" for an additional sixty (60) days so long as CE Generation is diligently pursuing such cure;

            (c) CE Generation shall fail to perform or observe any covenant or agreement contained in Section 5.3(a), Section 5.4, Section 5.13, Section 5.14, Section 5.15, Section 5.16, Section 5.17 and Section 5.19 and such failure shall continue uncured for thirty (30) or more days from the date an Authorized Officer of CE Generation obtains actual knowledge of such failure;

            (d) CE Generation shall fail to perform or observe any of its covenants contained in this Indenture (other than those referred to in clause
   (c) of this Section 6.1) and such failure shall continue uncured for sixty
   (60) or more days from the date an Authorized Officer of CE Generation obtains actual knowledge of such failure; provided that if CE Generation commences and diligently pursues efforts to cure such default within such sixty (60) day period and delivers written notice thereof to the Trustee, CE Generation may continue to effect such cure of the default and such default shall not be deemed an "Event of Default" for an additional thirty (30) days so long as CE
   Genera tion is diligently pursuing such cure;

            (e) CE Generation shall (i) apply for or consent to the appoint ment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code,
   (v) file a petition seeking to take advantage of any other Debtor Relief Law,
   (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing;

            (f) a proceeding or case shall be commenced without the application or consent of CE Generation in any court of competent jurisdiction, seeking its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts or the appointment of a trustee, receiver, custodian, liquidator or the like of CE Generation or all or a substantial part of its property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against CE Genera tion shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law;

            (g) any Security Document shall in any material respect cease to be in full force and effect or any material Lien purported to be granted thereby shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided that CE Generation shall have ten (10) days from the date an Authorized Officer of CE Generation obtains actual knowledge thereof to cure such cessation (if curable) or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation (if curable);

            (h) Indebtedness of CE Generation in excess of $5,000,000 (other than Indebtedness incurred hereunder or the Debt Service Reserve LOC Reimbursement Agreement) shall be required to be prepaid, or shall be declared to be due and payable, other than by regularly scheduled required repayment, prior to the stated maturity thereof, as the result of the acceleration of the stated maturity thereof following an event of default thereunder;

            (i) one or more final and non-appealable judgment or judgments for the payment of money in excess of $5,000,000 shall be entered against CE Generation and shall remain unpaid or unstayed for a period of ninety (90) or more consecutive days other than any judgment which is being contested in good faith by appropriate proceedings and for which adequate cash reserves are established;

            (j) any party to any Financing Document (other than a Secured Party) shall fail to perform or observe any covenant contained in such Financing Document (subject to any applicable grace period) and such failure could reasonably be expected to result in a Material Adverse Effect; and

            (k) CalEnergy shall fail to call for redemption all of the then outstanding 9 7/8% Notes within ten (10) days of the first day on which such redemption is permitted under the 9 7/8% Indenture.

     Section 6.2 Remedies Upon an Event of Default. (a) Subject to Section 6.12, if one or more Events of Default shall have occurred and be continuing, then:

            (i) in the case of an Event of Default described in clause (a) of
   Section 6.1, the One-Third Holders may, by written notice to the Trustee and CE Generation, declare the entire principal amount of the Outstanding Securi ties, all interest accrued and unpaid thereon, all premium (if any) and all other amounts payable in respect thereof, to be due and payable, whereupon the same shall become immediately due and payable without presentment, de mand, protest or further notice of any kind, all of which are hereby waived;

            (ii) in the case of an Event of Default described in clause (e) or
   (f) of Section 6.1, the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, all premium (if any) and all other amounts payable in respect thereof shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived;

            (iii) in the case of all other Events of Default described in
   Section 6.1, the Majority Holders may, by written notice to the Trustee and CE Generation, declare the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, all premium (if any) and all other amounts payable in respect thereof, to be due and payable, whereupon the same shall become immediately due and payable without presentment, de mand, protest or further notice of any kind, all of which are hereby waived.

     (b) At any time after the principal of all or a portion of the Securities shall have become due and payable upon a declared acceleration as provided in this Section 6.2, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Majority Holders, by written notice to the Trustee and CE Generation, may rescind and annul such declaration and its conse quences if:

            (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

            (A) all overdue installments of interest on such Securities;

            (B) the principal of and premium (if any) on the Securities that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Securities for late payments of principal;

            (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Securities for late payments of interest; and

            (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

            (ii) all Events of Default, other than the nonpayment of principal of the Securities that has become due solely by such acceleration, have been cured or waived as provided in Section 6.5;

provided that no such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     Section 6.3 Judicial Proceedings Instituted by Trustee.

            6.3.1 Collection of Indebtedness; Trustee Entitled to Bring Suit. If an Event of Default shall have occurred and be continuing, then the Trustee, in its own name and as trustee of an express trust, subject to Section 6.2, shall be entitled and empowered to institute any suits, actions or other proceedings at law and in equity or otherwise for the collection of the sums due and unpaid in respect of the Securities, and may prosecute such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the monies adjudged or decreed to be payable in any manner provided by Applicable Law, whether before or after or during the pendency of any proceedings for the enforcement of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

            6.3.2 Trustee May Recover Unpaid Debt After Sale of Collat eral. In the case of a sale of the Collateral and the application of the proceeds of such sale to the payment of Indebtedness under this Indenture, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or other proceedings at law and in equity or otherwise to enforce payment of, and to receive all amounts remaining due and unpaid upon, all or any of the Securities for the benefit of the Holders thereof, and upon any other portion of the Securities remaining unpaid, with interest at the rates specified in the respective Securities on the overdue principal thereof, premium (if any) and interest thereon (to the extent the payment of such interest is legally enforceable).

            6.3.3 Recovery of Judgment Does Not Affect Rights. No recovery of any judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any Liens, rights, powers or remedies of the Holders, but all such Liens, rights, powers or remedies shall continue unimpaired as before.

            6.3.4 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. (a) The Trustee, in its own name, as trustee of an express trust or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium (if any) or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents and take any other actions authorized under the Trust Indenture Act as necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Securities or of this Indenture) allowed in any judicial proceeding (including, without limitation, any equity, receivership, insolvency, bankruptcy, liquidation, readjustment or reorganization) relating to CE Generation or any other obligor on the Securities (within the meaning of the Trust Indenture Act), the creditors of CE Generation or any such obligor, the Collateral or any other property of CE Generation or such obligor (each such proceeding, for purposes of this Section 6.3.4, a "Proceeding") and collect and receive any monies or other property payable or deliverable on any such claims and distribute the same. Any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     (b) The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Securities, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to:

            (i) make and file in the names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any Proceeding, and receive payment of any amounts distributable on account thereof;

            (ii) execute any and all papers and documents and do and perform any and all acts and things for and on behalf of the Holders as may be necessary or advisable in order to have the respective claims of the Trustee and the Holders against CE Generation or any other obligor on the Securities (within the meaning of the Trust Indenture Act), the Collateral or any other property of CE Generation or such obligor allowed in any Proceeding; and

            (iii) receive payment of or on account of such claims and debt.

     (c) No provision of this Indenture shall be deemed to give the Trustee any right to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securi ties or the rights of any Holder, to vote in respect of the claim of any Holder in any Proceeding or to otherwise change or waive in any way the rights of any Holder in any Proceeding; provided, however, that the Trustee may, subject to Applicable Law, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

     (d) Any monies collected by the Trustee under this Section 6.3.4 shall be applied as provided in Section 6.9.

            6.3.5 Trustee Need Not Have Possession of Securities. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Securities may be enforced by the Trustee without the possession of the Securities or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and any proceedings involving the interpretation of any provision of this Indenture or the Securities to which the Trustee shall be a party), the Trustee shall be held to represent all of the Holders and it shall not be necessary to make any such Holders parties to such proceedings.

            6.3.6 Suit to be Brought for the Ratable Benefit of Holders. Subject to the other provisions of this Indenture and to the Intercreditor Agreement, any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture or the Securities shall be for the equal, ratable and common benefit of all of the Holders.

            6.3.7 Restoration of Rights and Remedies. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or the Securities by foreclosure, entry or otherwise and such proceedings shall have been determined adversely to the Trustee, then and in every such case CE Generation and the Trustee shall be restored to their former positions hereunder, and all rights, powers and remedies of the Trustee and the Holders shall continue as if no such proceeding had been instituted.

     Section 6.4 Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that such direction shall not be in conflict with any rule of law or with this Indenture, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and subject to

Section 10.1, the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders not joining in such direction, it being understood that, subject to Section 10.1 and Section 10.2, the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.

     Section 6.5 Waiver of Defaults and Events of Default. The Majority Holders may on behalf of the Holders of all Securities waive any Default or Event of Default and its consequences, except that only the One Hundred Percent Holders may waive a Default or Event of Default in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. Upon any waiver of any Default pursuant to this Section 6.5, such Default shall cease to exist and any Event of Default arising there from shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right in respect thereof.

     Section 6.6 Limitation on Suits by Holders. (a) Subject to the other provisions of this Article 6, a Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

            (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

            (ii) Holders representing the percentage of aggregate principal amount of Outstanding Securities needed to initiate the exercise of remedies shall have requested the Trustee in writing to institute such suit, action or proceeding;

            (iii) the Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Trustee; and

            (iv) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Majority Holders.

     (b) It is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Securities to surrender, impair, waive, affect, disturb or prejudice the Lien of the Security

Documents on any property subject thereto or the rights of any other Holders, obtain or seek to obtain priority or preference over any other Holders or enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all of the Holders.

     Section 6.7 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by its acceptance of a Security, shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.7 shall not apply to any suit instituted by the Trustee, any suit instituted by a Holder or group of Holders holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Securities or any suit instituted by a Holder pursuant to Section 6.8 for the enforcement of the payment of the principal of, premium (if any) or interest on any Security on or after the respective due dates expressed in such Security.

     Section 6.8 Unconditional Right to Receive Payment. Notwithstanding any other provision of this Indenture (other than Section 6.5), the right of any Holder to receive payment of the principal of, premium (if any) or interest on any Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date fixed for such Security), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.9 Application of Monies Collected by Trustee. Following the application of funds pursuant to the Intercreditor Agreement, any money collected by the Trustee pursuant to this Article 6 in respect of the Securities, together with any other monies which may then be held by the Trustee under any of the provisions of this Indenture as security for the Securities (other than monies at the time required to be held for the payment of specific Securities at their stated maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of principal, premium (if any) or interest, upon presentation of the Outstanding Securities, and stamping thereon of payment, if only partially paid, or upon surrender thereof, if fully paid:

            FIRST: To the payment of all amounts due the Trustee or any predecessor Trustee under Section 10.7;

            SECOND: In case the unpaid principal amount of the Outstanding Securities shall not have become due, to the payment of any interest in default, in the order of the maturity of the payments thereof, together with interest (at the rates specified in the Securities in respect of overdue payments and to the extent that payment of such interest shall be legally enforceable) on such payments of overdue interest;

            THIRD: In case the unpaid principal amount of a portion of the Outstanding Securities shall have become due, first to the payment of premium (if any) and accrued interest on all Outstanding Securities in the order of the maturity of the payments thereof, together with interest (at the rates specified in the respective Securities in respect of overdue payments and to the extent that payment of such interest shall be legally enforceable) on such payments of overdue premium (if any) and interest, and next to the payment of the unpaid principal amount of all Securities then due;

            FOURTH: In case the unpaid principal amount of all the Outstanding Securities shall have become due, to the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal, premium (if any) and interest, together with interest (at the rates specified in the respective Securities in respect of overdue payments and to the extent that payment of such interest shall be legally enforceable) on such overdue princi pal, premium (if any) and interest; and

            FIFTH: In case the unpaid principal amount of all of the Outstanding Securities shall have become due, and all of the Outstanding Securities shall have been indefeasibly paid in full in cash or cash equivalents, any surplus then remaining shall be paid to CE Generation or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments in respect of the Securities to be made pursuant to priorities "SECOND" through "FOURTH" of this Section 6.9 shall be made ratably to the Holders of Securities entitled thereto, without discrimination or preference, based upon the ratio of (x) the unpaid principal amount of the Securities in respect of which such payments are to be made that are held by each such Holder and (y) the unpaid principal amount of all Outstanding Securities.

     Section 6.10 Waiver of Appraisement, Valuation, Stay and Right to Marshalling. To the full extent it may lawfully do so, CE Generation, for itself and for any other Person who may claim through or under it, hereby:

     (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, exten sion or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder (i) the performance or enforcement of this Indenture or the Securities, (ii) the foreclosure of the Security Documents,
(iii) the sale of any of the Collateral or (iv) the putting of the purchaser or purchasers thereof into possession of the Collateral immediately after the sale thereof;

     (b) waives the benefit or advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction;

     (c) consents and agrees that the Collateral may be sold by the Collat eral Agent, upon instructions from the Collateral Agent, acting pursuant to the Intercreditor Agreement, as an entirety or in parts; and

     (d) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture or the Security Documents.

     Section 6.11 Remedies Cumulative; Delay or Omission Not Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of CE Generation or be an acquiescence therein.

     Section 6.12 The Intercreditor Agreement. (a) Simultaneously with the execution and delivery of this Indenture, the Trustee shall enter into the

Intercreditor Agreement acting for itself and on behalf of all Holders of the Outstanding Securities and all future Holders of any of the Securities.

     (b) Notwithstanding any other provision of this Indenture, all rights, powers and remedies available to the Trustee and the Holders, and all future Holders, shall be subject to the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

     (c) In the event that a Trigger Event shall have occurred and the Trustee is called upon by the Collateral Agent to participate in any intercreditor vote pursuant to Section 5 of the Intercreditor Agreement, the Trustee shall duly convene a meeting of any Holders in accordance with Article 7 to request instructions from the Holders as to the vote to be cast. The Trustee shall vote in any intercreditor vote in accordance with Article 7.

                                    ARTICLE 7

                                 ACTS OF HOLDERS

     Section 7.1 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same), including any Act for which a specified percentage of the principal amount of the Securities is required, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of this Article 7, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record are delivered to the Trustee and, when specifically required herein, to CE Generation. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and CE Generation, if made in the manner provided in this Section 7.1. Any record of any meeting of Holders shall be proved in the manner set forth in Section 7.7.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation, limited liability company, association or partnership, on behalf of such corporation, limited liability company, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Securities held by any Person, and the date or dates of holding the same, shall be proved by the Securities Register and the Trustee shall not be affected by notice to the contrary.

     (d) Any Act by the Holder of any Security (i) shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Security and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Security to any other Person, including CE Generation or any Affiliate thereof.

     (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Securities for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Securities may be revoked with respect to any or all of such Securities by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable. In determining whether the requisite percentage or a majority in principal amount of Holders of Securities has joined in any Act of Holders, (i) the percentage of Holders of Securities voting and (ii) the manner in which such Holders of Securities have voted shall be as notified to the Trustee by CE Generation.

     (f) Securities authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If CE Generation shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and CE Generation, to such action, may be prepared and executed by CE Generation and authenticated and delivered by the Trustee in exchange for Outstanding Securities, each at no cost to the Holders of such Securities.

     (g) CE Generation may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of Holders; provided that, if an Event of Default or a Trigger Event shall have occurred and be continuing, the Trustee shall fix such record date. Promptly after any record date is set pursuant to this clause
(g), CE Generation, at its own expense, shall cause notice of such record date to be given to the Trustee (unless the Trustee has fixed such record date) in writing and to each Holder of Securities in the manner set forth in Section 12.5(b). If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than ninety (90) days after such record date, and may be revoked as provided in clause (e) of this Section 7.1.

     Section 7.2 Purposes for Which Holders' Meeting May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 7 for any of the following purposes:

     (a) to give any notice to CE Generation or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences;

     (b) to remove the Trustee and appoint a successor Trustee pursuant to
Article 10;

     (c) to consent to the execution of an indenture or indentures supple mental hereto pursuant to Article 8;

     (d) to instruct the Trustee as to the vote to be cast by the Trustee in any intercreditor vote pursuant to the Intercreditor Agreement; or

     (e) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under Applicable Law.

     Section 7.3 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Securities for any of the purposes set forth in Section
7.2 to be in the Borough of Manhattan, the City of New York, or San Francisco, California, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 12.5(b), not less than twenty (20) nor more than one hundred eighty (180) days prior to the date fixed for the meeting, to the Holders of the Securities.

     Section 7.4 CE Generation and Holders May Call Meeting. In case CE Generation or the Holders of at least ten percent (10%) in aggregate principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of Holders of Securities, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty (20) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then CE Generation or the Holders of Securities in the amount above specified may determine the time and place in the Borough of Manhattan, the City of New York, or San Francisco, California, for such meeting and may call such meeting to take any action authorized in Section 7.2 by giving notice thereof as provided in Section 12.5(b).

     Section 7.5 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such Securities by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of CE Generation and its counsel.

     Section 7.6 Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 7.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 7.1 and the appointment of any proxy shall be proved in the manner specified in said Section 7.1 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by CE Generation or by Holders as provided in Section 7.4, in which case CE Generation or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

     (c) Subject to the provisions of Section 7.8, at any meeting each Holder of a Security or a proxy shall be entitled to one vote for each $100,000 principal amount of Securities held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders of Securities. Any meeting of Holders duly called pursuant to Section 7.3 or Section 7.4 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; provided, however, that if less than a quorum shall be present at any meeting, the Persons holding or representing a majority of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

     Section 7.7 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the serial numbers and principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 7.3. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to CE Generation and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 7.8 Securities Owned by Certain Persons Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any request, demand, authorization, direction, notice, consent, waiver or other act under this Indenture, Securities which are owned by CE Generation, the Assignors, CalEnergy or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities for which the Trustee has received written notice of such ownership as conclusively evidenced by the Securities Register shall be so disregarded. CE Generation shall furnish the Trustee, upon its reasonable request, with an Officer's Certificate listing and identifying all Securities, if any, known by CE Generation to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that the Securities not listed therein are Outstanding for the purpose of any such determination. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section
7.8 if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Securities and that the pledgee is not an Affiliate of CE Generation, any Assignor or CalEnergy.

     Section 7.9 Right of Revocation of Action Taken; Acts of Holders Binding. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggre gate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided in Section 7.1, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon CE Generation, the Trustee and the Holders of all the Securities affected by such action.

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

     Section 8.1 Amendments and Supplements to Indenture Without Consent of Holders. This Indenture may be amended or supplemented (together with necessary conforming amendments to the Intercreditor Agreement, the Depositary Agreement and any other Financing Document the terms of which affect the rights of the Holders hereunder or thereunder) by CE Generation and the Trustee at any time and from time to time without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Board of Directors of CE Generation filed with, and in form satisfactory to, the Trustee, solely for one or more of the following purposes:

     (a) to add additional covenants of CE Generation, to surrender any right or power herein conferred upon CE Generation or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

     (b) to increase the assets securing CE Generation's obligations under this Indenture;

     (c) to provide for the issuance of Additional Securities on the conditions set forth in Section 2.3;

     (d) for any purpose not inconsistent with the terms of this Indenture to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture;

     (e) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under this Indenture in connection with the issuance of Additional Securities or the taking of other actions by CE Generation; provided, however, that such amendments are not, in the judgment of the Trustee, to the prejudice of the Trustee or the Holders; or

     (f) to provide for the issuance of Exchange Securities, as contemplated by the Registration Rights Agreement or similar exchange securities in respect of Additional Securities.

     Section 8.2 Amendments and Supplements to Indenture With Consent of Holders. This Indenture may be amended or supplemented (together with necessary conforming amendments to the Intercreditor Agreement, the Depositary Agreement and any other Financing Document the terms of which affect the rights of the Holders hereunder or thereunder) by CE Generation and the Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Securities, (b) the dates on which interest on or principal of any Securities is paid, (c) the dates of maturity of any Securities and (d) this Article 8. The matters of this Indenture described in clauses (a) through (d) of the preceding sentence may be amended or supplemented by CE Generation and the Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by CE Generation to any Rating Agency then maintaining a Rating for the Securities. It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.3 Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with CE Generation in the execution and delivery of any Supplemental Indenture or amendment permitted by this Article 8 and in so doing shall be fully protected in relying upon an Opinion of Counsel stating that such Supplemental Indenture or amendment is so permitted and has been duly authorized by CE Generation and that all things necessary to make it a valid and binding agreement have been done.

     Section 8.4 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article 8, this Indenture shall be modified in

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accordance therewith, and such Supplemental Indenture shall form a part of this
Indenture for all purposes, and every Holder of Securities therefor or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 8.5 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article 8 may, and shall if required by CE Generation or the Trustee, bear a notation in form approved by CE Generation and the Trustee as to any matter provided for in such Supplemental Indenture and, in such case, suitable notation may be made upon Outstanding Securities after proper presentation and demand. If CE Generation or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of CE Generation and the Trustee, to any such Supplemental Indenture may be prepared and executed by CE Generation and authenticated and delivered by the Trustee in exchange for Outstanding Securities, each at the expense of CE Generation.

                                    ARTICLE 9

                     SATISFACTION AND DISCHARGE; DEFEASANCE

     Section 9.1 Satisfaction and Discharge of Indenture. (a) Except as set forth in Section 9.3, this Indenture shall cease to be of further effect and the Trustee, on written demand and at the expense of CE Generation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (i) either:

            (A) all Securities theretofore authenticated and delivered (other than (1) Securities which have been destroyed, lost or stolen and which have been replaced or paid as set forth in Section 2.10 and (2) Securities deemed to have been paid in accordance with clause (B) immediately below) have been delivered to the Trustee for cancellation; or

            (B) (1) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) shall become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of CE Generation, and (2) CE Generation shall have deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay when due at maturity

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   or upon redemption all principal of, premium (if any), interest on and other amounts in respect of such Securities not theretofore delivered to the Trustee for cancellation;

            (ii) CE Generation shall have paid or caused to be paid all other sums due and payable by it hereunder; and

            (iii) CE Generation shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and the satisfaction and discharge of this Indenture pursuant to this Section 9.1 shall not be deemed to be, and shall not result in, a taxable event with respect to the Holders for purposes of United States federal income taxation.

     Section 9.2 Defeasance. (a) Subject to clause (d) of this Section 9.2,
Section 9.3 and Section 9.7, CE Generation may at any time terminate:

            (i) all of its obligations under the Securities and this Indenture (the "Legal Defeasance Option"); or

            (ii) (A) its obligations under any provision of Article 5 (except with respect to Section 5.3(a)) and (B) the operation of clauses (c) (except with respect to Section 5.3(a)) and (d) of Section 6.1 (the "Covenant Defeasance Option");

provided that CE Generation may exercise the Legal Defeasance Option notwithstanding the prior exercise of the Covenant Defeasance Option.

     (b) If CE Generation elects to exercise the Legal Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, payment of the Securities may not be accelerated because of any Event of Default. If CE Generation elects to exercise the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, payment of the Securities may not be accelerated because of an Event of Default specified in clause (c) (except with respect to Section 5.3(a)) or
(d) of Section 6.1.

     (c) If CE Generation elects to exercise the Legal Defeasance Option or the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, the Trustee shall, upon request of CE Generation,

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acknowledge in writing the discharge of such obligations that CE
Generation terminates pursuant to this Section 9.2.

     (d) CE Generation may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if the following conditions are satisfied:

            (i) CE Generation irrevocably deposits (such deposit, the "Defeasance Deposit") in trust with the Trustee monies or US Government Obligations for the payment of principal of, premium (if any) and interest on the Securities to the final maturity date thereof or the Redemption Date therefor, as the case may be;

            (ii) CE Generation delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited US Government Obligations plus any deposited monies without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest when due on all of the Securities to the final maturity date thereof or the Redemption Date there for, as the case may be;

            (iii) no Default or Event of Default (other than a Default or an Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities) shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit;

            (iv) the Defeasance Deposit does not constitute a default under any other material agreement binding on CE Generation;

            (v) in the case of the Legal Defeasance Option, CE Generation shall have delivered to the Trustee an Opinion of Counsel to the effect that, or a court should hold that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which Opinion of Counsel shall be based upon an Internal Revenue Service ruling or a change in the applicable United States federal income tax law or United States Treasury regulations since the Closing Date;

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            (vi) in the case of the Covenant Defeasance Option, CE Generation shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax purposes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

            (vii) CE Generation delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated in this Section
   9.2 have been complied with;

provided, however, that, notwithstanding the foregoing provisions of this
Section 9.2, the conditions set forth in clauses (ii), (iii), (iv), (v) and (vi) need not be satisfied so long as, at the time CE Generation makes the Defeasance Deposit, (1) no Default under clause (a), (e) or (f) of Section 6.1 shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit and (2) either (x) a notice of redemption has been mailed pursuant to Section 3.4 providing for redemption of all the Securities not more than forty (40) days after such mailing and the provisions of Article 3 with respect to such redemption shall have been complied with or (y) the final maturity date of the Securities will occur within forty (40) days. If the conditions set forth in the foregoing proviso are satisfied, CE Generation shall be deemed to have exercised the Covenant Defeasance Option.

     Section 9.3 Survival of Obligations. Notwithstanding (a) the satisfaction and discharge of this Indenture pursuant to Section 9.1 or (b) any defeasance pursuant to Section 9.2, the obligations of CE Generation and the Trustee under this Article 9 and under Section 2.5, Section 2.6, Section 2.7, Section 2.10,
Article 10 and Section 11.1 shall survive.

     Section 9.4 Application of Trust Money. (a) The Trustee shall hold in trust all monies and US Government Obligations deposited with it pursuant to this
Article 9 and shall apply such deposited monies and the monies derived from such US Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal of, premium (if any) and interest on the Securities.

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     (b) The Trustee and the Paying Agent shall deliver or pay to CE Generation from time to time upon request by CE Generation any monies or US Government Obligations deposited with it pursuant to this Article 9 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof required to effect defeasance pursuant to this Article 9 with respect to the Outstanding Securities.

     Section 9.5 Unclaimed Monies. Monies deposited with the Trustee pursuant to this Article 9 which remain unclaimed two (2) years following the date payment thereof becomes due shall, at the request of CE Generation, if at such time to the knowledge of the Trustee no Event of Default shall have occurred and be continuing, be paid to CE Generation, and the Holders of the Securities for which such deposit was made shall thereafter be limited to a claim against CE Generation; provided, however, that the Trustee, prior to making payment to CE Generation pursuant to this Section 9.5, may, at the expense of CE Generation, cause a notice to be published once in a newspaper or financial journal of general circulation in the Borough of Manhattan, the City of New York, stating that the monies remaining unclaimed will be returned to CE Generation after a specified date.

     Section 9.6 Indemnity for US Government Obligations. CE Generation shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed or assessed against US Government Obligations deposited pursuant to this Article 9 or the principal and interest received with respect to such US Government Obligations, other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Securities.

     Section 9.7 Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies or US Government Obligations in accordance with this Article 9 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, CE Generation's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit of monies or US Government Obligations shall have occurred pursuant to this Article 9 until such time as the Trustee or the Paying Agent is permitted to apply such monies or US Government Obligations in accordance with this Article 9; provided, however, that, if CE Generation has made any payment of principal of, premium or interest on any Securities following the reinstatement of its obligations, CE Generation shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or US Government Obligations held by the Trustee or the Paying Agent.

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                                   ARTICLE 10

                                   THE TRUSTEE

     Section 10.1 Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default:

            (i) the Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent acts or omissions, or its own willful misconduct, except that:

            (i) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 10.1;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by one or more Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

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

            (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Intercreditor Agreement or the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repay ment of such funds or indemnity against such risk or liability is not assured to it.

     (d) Whether or not herein or therein expressly so provided, every provision of this Indenture and the other Financing Documents to which it is a party relating to the conduct or affecting the liability of or affording protection to the Trustee (and its officers, directors, employees, agents, successors and assigns) shall be subject to the provisions of this Section 10.1. The Trustee shall not be responsible for insuring any Project or for collecting any insurance moneys and shall have no responsibility for the financial, physical or other condition of the Projects.

     Section 10.2 Certain Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) Any request or direction of CE Generation shall be sufficiently evidenced by a written instrument signed by an Authorized Officer of CE Generation and any resolution of the Board of Directors of CE Generation shall be sufficiently evidenced by a copy thereof certified by the Secretary or Assistant Secretary of CE Generation;

     (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed to be relied upon) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

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

     (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity (acceptable to such Trustee) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) The Trustee may execute any of the trusts or powers thereunder or perform any duties hereunder either directly or by agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed in good faith by it hereunder;

     (h) The Trustee shall be under no obligation to take any action pursuant to any request or direction, if it shall receive conflicting requests or directions from any party so authorized; provided that the Trustee informs such parties as to the existence of conflicting requests or directions;

                  (i) The Trustee shall be under no obligation to take any action which is discretionary with the Trustee under this Indenture or any other Financing Document; and

     (j) The Trustee shall have no responsibility with respect to the record ing, re-recording, filing or re-filing under the laws of any jurisdiction of this Indenture or any other Security Document, or any document or statement that may be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to this Indenture, any other Security Document or any other document or to the payment of fees, charges, or taxes in connection therewith or to give any notice thereof.

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     Section 10.3 Notice of Defaults. (a) If payment on any Security is not made when it becomes due and payable, the Trustee shall promptly notify CE Genera tion that it has failed to make such payment. Within thirty (30) days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall give to all Holders, in the manner provided for in Section 12.5(b), notice of such Event of Default, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default in respect of payment of the principal of, premium (if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible
Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

     (b) Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any other documents executed in connection with the Securities, or as to the existence of an event of default thereunder, and shall not be deemed to have notice of an Event of Default unless and until a Responsible Officer of the Trustee shall have (i) been notified in writing in accordance with the terms hereof or (ii) shall have received notice thereof from the Collateral Agent pursuant to Section 2.2 of the Intercreditor Agreement. The occurrence of either clause (i) or clause (ii) shall constitute for purposes of this Indenture "actual knowledge" on behalf of the Trustee.

     (c) The Trustee shall give to all Holders any notices received by it pursuant to the Intercreditor Agreement (other than those specifically for the Trustee only and those which the Trustee determines should not, in the interests of the Holders, be given to the Holders).

     Section 10.4 Not Responsible for Recitals or Issuance of Securities. The recitals, representations, warranties, and other statements contained herein, in the other Financing Documents, and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of CE Generation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or any of the other Financing Docu ments or of the Securities. The Trustee shall not be accountable for the use or application by CE Generation of the Securities or the proceeds of the issuance and sale thereof.

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     Section 10.5 May Hold Securities. The Trustee or any agent of CE
Generation, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with CE Generation with the same rights it would have if it were not Trustee or such agent.

     Section 10.6 Monies Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Applicable Law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with CE Generation.

     Section 10.7 Compensation; Reimbursement; Indemnification. (a) CE Generation hereby agrees:

            (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder or in connection with the Financing Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or in connection with the Financing Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attrib utable to its gross negligence or bad faith; and

            (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or adminis tration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (b) All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

     Section 10.8 Eligibility. There shall at all times be a Trustee hereunder which shall (a) be a corporation organized and doing business under the laws of the United States, of any state or territory thereof or of the District of Columbia, (b) be

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authorized under such laws to exercise corporate trust powers, (c) be subject to supervision or examination by federal, state, territorial or District of Columbia authority, (d) either (i) have a combined capital and surplus of at least $50,000,000 or (ii) have a combined capital and surplus of at least $10,000,000 and be a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $50,000,000 and (e) have a corporate trust office in the Borough of Manhattan, the City of New York, to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 10.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.8, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article 10. None of CE Generation, any other obligor upon the Securities or any Affiliate of any of the foregoing shall serve as Trustee hereunder.

     Section 10.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 10 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.10.

     (b) The Trustee may resign at any time by giving written notice thereof to CE Generation. If the instrument of acceptance by a successor Trustee required by Section 10.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Majority Holders, delivered to the Trustee and CE Generation.

     (d) If at any time any of the following shall occur:

            (i) the Trustee shall cease to be eligible under Section 10.8 and shall fail to resign after written request therefor by CE Generation or by any Holder of a Security; or

            (ii) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public

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   officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) CE Generation by a resolution of its Board of Directors may remove the Trustee, or (B) any Holder who has been a bona fide Holder of a Security for at least six (6) Months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of action, or if a vacancy shall occur in the office of Trustee for any reason, CE Genera tion, by a resolution of its Board of Directors, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section
10.10. If, within thirty (30) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Act of the Majority Holders delivered to CE Generation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 10.10, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by CE Generation. If no successor Trustee shall have been so appointed by CE Generation or the Holders and have accepted appointment in the manner required by Section 10.10, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) CE Generation shall, at its own expense, give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 12.5(b) and shall give such notice to each of the Rating Agencies. Each notice required to be given pursuant to this Section 10.9(f) shall include the name of the successor Trustee and the address of its principal corporate trust office.

     (g) Notwithstanding anything herein to the contrary, CE Generation and the Trustee acknowledge that the Trustee is acting as trustee both under this Indenture and under any indenture in connection with the issuance of debt securities by SSFC relating to the Imperial Valley Projects and that upon a default or an event of default under either or both indentures, a conflict of interest may arise which would require the Trustee to resign as trustee from either or both indentures.

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     Section 10.10 Acceptance of Appointment by Successor Trustee. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to CE Generation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on the request of CE Generation or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of the Collateral Agent or CE Generation, any successor Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts under the other Financing Documents to which the Trustee is a party.

     (c) Upon request of any successor Trustee, CE Generation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause
(a) of this Section 10.10.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 10.

     Section 10.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be other wise qualified and eligible under this Article 10, without the execution and filing of any instrument or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

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     Section 10.12 Authorization. The Trustee is hereby authorized to execute, deliver and perform on behalf of the Holders the Intercreditor Agreement and each of the other Financing Documents to which the Trustee is or is intended to be a party, and each Holder agrees to be bound by all of the agreements of the Trustee contained therein.

                                   ARTICLE 11

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 11.1 Names and Addresses of Holders. (a) If the Trustee is at any time not the Registrar, CE Generation shall furnish or cause to be furnished to the Trustee:

            (i) Semiannually, not more than fifteen (15) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

            (ii) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by CE Generation of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

     (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in clause (a) of this Section 11.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in clause (a) of this Section 11.1 upon receipt of a new list so furnished.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     Section 12.1 Third Party Beneficiaries. Except as provided in Section 12.6, nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give any Person, other than the parties hereto and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 12.2 Severability. In case any provision in or obligation under this Indenture or the Securities shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 12.3 Substitute Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or financial journal of general circulation in the Borough of Manhattan, the City of New York, then such publication or other notice in lieu thereof as shall be made with the approval of the Trustee shall constitute a giving of such notice.

     Section 12.4 Notice to Rating Agencies. Upon the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge hereunder, the Trustee shall promptly given notice thereof to CE Generation and each Rating Agency then assigning a Rating to the Securities.

     Section 12.5 Notices. (a) Except as otherwise expressly provided herein,
(i) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by registered airmail (or, if inland, registered first-class mail) with postage prepaid to CE Generation, the Trustee, the Collateral Agent and the Rating Agencies at their respective addresses specified on Schedule IV hereto, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (ii) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier (after confirmation of receipt).

     (b) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Securities Register, not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the matter herein provided shall be conclusively presumed to have been duly given.

     Section 12.6 Successors and Assigns. All of the covenants, promises and agreements in this Indenture by or on behalf of CE Generation or the Trustee shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.

     Section 12.7 Section Headings. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Indenture.

     Section 12.8 Counterparts. This Indenture may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Indenture by signing any such counterpart.

     Section 12.9 Governing Law; Submission to Jurisdiction. (a) THIS INDENTURE IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     (b) Any legal action or proceeding against CE Generation with respect to this Indenture may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Indenture, CE Generation hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. CE Generation hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, CE Generation agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Trustee and the Collateral Agent. CE Generation agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon CE Generation, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. CE Generation irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to CE Generation, at its address referred to in Section 12.5(a), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Trustee or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against CE Generation in any other jurisdiction.

     (c) CE Generation hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 12.10 Legal Holidays. If any date for the payment of principal of, premium (if any) or interest on the Securities is not a Business Day, such payment shall be due on the first Business Day thereafter.

     Section 12.11 Limitation of Liability. (a) Notwithstanding any other provision hereof, the obligations of CE Generation hereunder are solely the obligations of CE Generation and no recourse shall be had against any Assignor, employee, officer, director, member, shareholder, Affiliate, agent or servant of CE Generation (each a "Non-Recourse Person") with respect to the Securities or this Indenture, any of the obligations of CE Generation hereunder or any obligation of CE Generation for the payment of any amount payable hereunder for any claim based on, arising out of or relating to the Securities or this Indenture; provided, however, that nothing in this Section 12.11 shall be deemed to affect or diminish (i) the express obligations of any such Non-Recourse Person under any Transaction Document to which such Non- Recourse Person is party, (ii) the rights and remedies of the Trustee and the Holders against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party or (iii) the rights and remedies of the Trustee and the Holders with respect to the Collateral.

     (b) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee (or its officers, directors, employees, agents, successors and assigns) be liable under or in connection with this Indenture for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Trustee and regardless of the form of action.

     Section 12.12 Entire Agreement. This Indenture, together with any other agreements executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

     Section 12.13 Survival. The representations and warranties of CE Generation contained herein shall survive the execution and delivery of this Indenture.

     Section 12.14 All Payments in US Dollars. All payments under this Indenture or the Securities shall be made exclusively in such coin or currency of the United States which, at the time of payment thereof, is legal tender for the payment of public and private debts.

     Section 12.15 Officers' Certificates and Opinions of Counsel. (a) Except as otherwise expressly provided in this Indenture, upon any application or request by CE Generation to the Trustee that the Trustee take any action under any provision of this Indenture, CE Generation shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent (if any) provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (if any) have been complied with; provided, however, that, in the case of any particular application or request as to which the furnishing of documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each Authorized Representative signing such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examina tion or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such Authorized Representative, such examination or investigation has been made as is neces sary to enable each such individual to express an informed opinion as to whether such covenant or condition has been complied with;

            (iv) a statement as to whether, in the opinion of each such Authorized Representative, such condition or covenant has been complied with; and

            (v) in the case of an Officer's Certificate of CE Generation, a statement that no Default or Event of Default has occurred and is continuing (unless such Officer's Certificate relates to a Default or an Event of Default).

     Section 12.16 Form of Certificates and Opinions Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but shall not be required to, be consolidated and form one instrument.

     (b) Any Officer's Certificate or opinion of an Authorized Representative of CE Generation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion of or representations by such counsel with respect to the matters upon which such Officer's Certificate or opinion of such officer is based are erroneous.

     (c) Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of CE Generation, upon a certificate or opinion of, or representations by, an

Authorized Representative of CE Generation, unless such counsel knows or in the exercise of reasonable care should know that the certificate or opinion of or representations by such Authorized Representative with respect to the matters upon which such certificate or such Opinion of Counsel is based are erroneous. Any Opinion of Counsel stated to be based on another Opinion of Counsel shall be accompanied by such other Opinion of Counsel.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

                                    CE GENERATION, LLC

                                    By: /s/ Steven A. McArthur
                                        ---------------------------------
                                        Name:  Steven A. McArthur
                                        Title: Executive Vice President

                                    CHASE MANHATTAN BANK AND TRUST
                                    COMPANY, NATIONAL ASSOCIATION, as Trustee

                                    By: /s/ Rose T. Maravilla
                                        ---------------------------------
                                        Name:  R. T. Maravilla
                                        Title: Assistant Vice President



Signature page to Indenture

                                   SCHEDULE I

                                 ACQUIRED ASSETS

     Capital stock of Magma Power Company, Falcon Seaboard Resources, Inc. and California Energy Development Corporation.



















                                  Schedule I-1

                                   SCHEDULE II

                            AMORTIZATION OF PRINCIPAL

                                                      Percentage of
                                                        Principal
Payment Date                                         Amount Payable
------------                                         --------------

June 15, 1999......................................      0.000%

December 15, 1999..................................      0.000%

June 15, 2000......................................      1.300%

December 15, 2000..................................      1.300%

June 15, 2001......................................      1.575%

December 15, 2001..................................      1.575%

June 15, 2002......................................      2.575%

December 15, 2002..................................      2.575%

June 15, 2003......................................      2.250%

December 15, 2003..................................      2.250%

June 15, 2004......................................      1.825%

December 15, 2004..................................      1.825%

June 15, 2005......................................      1.850%

December 15, 2005..................................      1.850%

June 15, 2006......................................      2.400%

December 15, 2006..................................      2.400%

June 15, 2007......................................      2.250%

December 15, 2007..................................      2.250%

June 15, 2008......................................      3.525%


                                  Schedule II-1

                                                      Percentage of
                                                        Principal
Payment Date                                         Amount Payable
------------                                         --------------

December 15, 2008......................................   3.525%

June 15, 2009..........................................   3.075%

December 15, 2009......................................   3.075%

June 15, 2010..........................................   1.775%

December 15, 2010......................................   1.775%

June 15, 2011..........................................   1.900%

December 15, 2011......................................   1.900%

June 15, 2012..........................................   2.560%

December 15, 2012......................................   2.560%

June 15, 2013..........................................   2.550%

December 15, 2013......................................   2.550%

June 15, 2014..........................................   3.225%

December 15, 2014......................................   3.225%

June 15, 2015..........................................   3.380%

December 15, 2015......................................   3.380%

June 15, 2016..........................................   3.660%

December 15, 2016......................................   3.660%

June 15, 2017..........................................   3.780%

December 15, 2017......................................   3.780%

June 15, 2018..........................................   4.545%

December 15, 2018......................................   4.545%


                                  Schedule II-2

                                  SCHEDULE III

                       INVESTMENTS AS OF THE CLOSING DATE
                       ----------------------------------

     CE Generation owns 100% of the capital stock of Magma Power Company (subject to the Liens securing the 9 7/8% Notes), Falcon Seaboard Resources, Inc. and California Energy Development Corporation.

















                                 Schedule III-1

                                   SCHEDULE IV

                                NOTICE ADDRESSES

Name of Party                                   Address for Notices
-------------                                   -------------------
CE Generation, LLC                              302 South 36th Street
                                                Suite 400
                                                Omaha, Nebraska 68131

Chase Manhattan Bank and Trust
Company, National Association                   101 California Street, #2725
                                                San Francisco, California 94111

Standard & Poor's Ratings Services              25 Broadway
                                                New York, New York 10004

Moody's Investors Service, Inc.                 99 Church Street
                                                New York, New York 10007

Duff & Phelps Credit Rating Co.                 55 East Monroe Street
                                                Chicago, Illinois 60603

















                                  Schedule V-1

                                   SCHEDULE V

                        DEBT SERVICE RESERVE REQUIREMENT

                                     PART I

     Set forth below for each period indicated is the Debt Service Reserve Requirement. In the event that the interest rate on the Securities is adjusted pursuant to Section 2.2(b) of this Indenture, the Debt Service Reserve Requirement shall be automatically revised for the period during which such interest rate adjustment is in effect as set forth in Part II of this Schedule
V. In the event of any prepayment or redemption of the Securities pursuant to
Article III of this Indenture, the Debt Service Reserve Requirement for the remainder of the period in which such prepayment or redemption takes place and for each subsequent period shall be adjusted to take into account the effect of such prepayment or redemption on the remaining debt service payments on the Securities. In the event that any Additional Securities are issued, the Debt Service Reserve Requirement for the remainder of the period in which such issuance takes place and for each subsequent period shall be adjusted, if applicable, to take into account the effect of such issuance on the remaining debt service payments on the Securities. Promptly upon the occurrence of any such adjustment to the Debt Service Reserve Requirement, CE Generation shall prepare a revised version of this Schedule V to reflect such adjustment and distribute a copy thereof to the Trustee, the Collateral Agent, the Depositary Bank and the Debt Service Reserve LOC Provider. Notwithstanding anything to the contrary contained herein, no increase in the Debt Service Reserve Requirement occasioned by the issuance of Additional Securities shall result in an increase in the outstanding amount under the Debt Service Reserve Letter of Credit in effect on the date of the issuance of the Initial Securities without the consent of the banks in accordance with the Debt Service Reserve LOC Reimbursement Agreement.

                     Period
----------------------------------------------------

From and including       To and including                   Requirement*
------------------       ----------------                   ------------
June 16, 1999            December 15, 1999                  $24,279,160
December 16, 1999        June 15, 2000                      $24,279,160
June 16, 2000            December 15, 2000                  $24,279,160

--------
* Prior to giving effect to any drawings under the Debt Service Reserve Letter of Credit or reinstatement pursuant to the Debt Service Reserve LOC Reimbursement Agreement.


                                  Schedule V-1

December 16, 2000              June 15, 2001                  $24,279,160
June 16, 2001                  December 15, 2001              $24,279,160
December 16, 2001              June 15, 2002                  $24,279,160
June 16, 2002                  December 15, 2002              $24,279,160
December 16, 2002              June 15, 2003                  $24,178,344
June 16, 2003                  December 15, 2003              $24,178,344
December 16, 2003              June 15, 2004                  $24,178,344
June 16, 2004                  December 15, 2004              $24,178,344
December 16, 2004              June 15, 2005                  $24,178,344
June 16, 2006                  December 15, 2005              $24,178,344
December 16, 2005              June 15, 2006                  $24,178,344
June 16, 2006                  December 15, 2006              $24,178,344
December 16, 2006              June 15, 2007                  $24,178,344
June 16, 2007                  December 15, 2007              $24,178,344
December 16, 2007              June 15, 2008                  $24,178,344
June 16, 2008                  December 15, 2008              $24,178,344
December 16, 2008              June 15, 2009                  $23,655,516
June 16, 2009                  December 15, 2009              $21,332,688
December 16, 2009              June 15, 2010                  $20,876,604
June 16, 2010                  December 15, 2010              $19,528,229
December 16, 2010              June 15, 2011                  $19,528,229
June 16, 2011                  December 15, 2011              $19,528,229
December 16, 2011              June 15, 2012                  $19,528,229
June 16, 2012                  December 15, 2012              $19,528,229
December 16, 2012              June 15, 2013                  $19,528,229
June 16, 2013                  December 15, 2013              $19,528,229
December 16, 2013              June 15, 2014                  $19,528,229
June 16, 2014                  December 15, 2014              $19,528,229
December 16, 2014              June 15, 2015                  $19,528,229
June 16, 2015                  December 15, 2015              $19,528,229
December 16, 2015              June 15, 2016                  $19,528,229
June 16, 2016                  December 15, 2016              $19,528,229
December 16, 2016              June 15, 2017                  $19,528,229
June 16, 2017                  December 15, 2017              $19,528,229
December 16, 2017              June 15, 2018                  $19,528,229
June 16, 2018                  December 15, 2018              $18,854,114


                                  Schedule V-2

                                     PART II

     The following table of the outstanding Amount of the Debt Service Reserve Letter of Credit shall be utilized at any time that the interest rate on the Securities has been adjusted pursuant to Section 2.2(b) of this Indenture, and shall be subject to adjustment as described in Part I above.

                      Period
-----------------------------------------------
From and including              To and including                Requirement*
------------------              ----------------                ------------

June 16, 1999                   December 15, 1999               $25,221,660
December 16, 1999               June 15, 2000                   $25,221,660
June 16, 2000                   December 15, 2000               $25,221,660
December 16, 2000               June 15, 2001                   $25,221,660
June 16, 2001                   December 15, 2001               $25,221,660
December 16, 2001               June 15, 2002                   $25,221,660
June 16, 2002                   December 15, 2002               $25,221,660
December 16, 2002               June 15, 2003                   $24,857,844
June 16, 2003                   December 15, 2003               $24,857,844
December 16, 2003               June 15, 2004                   $24,857,844
June 16, 2004                   December 15, 2004               $24,857,844
December 16, 2004               June 15, 2005                   $24,857,844
June 16, 2006                   December 15, 2005               $24,857,844
December 16, 2005               June 15, 2006                   $24,857,844
June 16, 2006                   December 15, 2006               $24,857,844
December 16, 2006               June 15, 2007                   $24,857,844
June 16, 2007                   December 15, 2007               $24,857,844
December 16, 2007               June 15, 2008                   $24,857,844
June 16, 2008                   December 15, 2008               $24,857,844
December 16, 2008               June 15, 2009                   $24,299,766
June 16, 2009                   December 15, 2009               $21,941,688
December 16, 2009               June 15, 2010                   $21,454,854
June 16, 2010                   December 15, 2010               $19,619,129
December 16, 2010               June 15, 2011                   $19,619,129
June 16, 2011                   December 15, 2011               $19,619,129
--------
* Prior to giving effect to any drawings under the Debt Service Reserve Letter of Credit or reinstatement pursuant to the Debt Service Reserve LOC Reimbursement Agreement.


                                  Schedule V-3

December 16, 2011               June 15, 2012                   $19,619,129
June 16, 2012                   December 15, 2012               $19,619,129
December 16, 2012               June 15, 2013                   $19,619,129
June 16, 2013                   December 15, 2013               $19,619,129
December 16, 2013               June 15, 2014                   $19,619,129
June 16, 2014                   December 15, 2014               $19,619,129
December 16, 2014               June 15, 2015                   $19,619,129
June 16, 2015                   December 15, 2015               $19,619,129
December 16, 2015               June 15, 2016                   $19,619,129
June 16, 2016                   December 15, 2016               $19,619,129
December 16, 2016               June 15, 2017                   $19,619,129
June 16, 2017                   December 15, 2017               $19,619,129
December 16, 2017               June 15, 2018                   $19,619,129
June 16, 2018                   December 15, 2018               $18,899,564


                                  Schedule V-4

                                   APPENDIX A

                                   DEFINITIONS

     "Act" when used with respect to any Holder, shall have the meaning given to that term in Section 7.1.

     "Accounts" (i) other than as set forth in clause (ii) immediately below, shall have the meaning given to that term in Section 2.2 of the Depositary Agreement, and (ii) when used in the CE Generation Security Agreement, shall mean all accounts now or hereafter established by CE Generation, including without limitation the Accounts referred to in clause (i) immediately above, and all cash, securities, Investment Property, Financial Assets, Security Entitlements and other property on deposit therein or credited thereto.

     "Additional Projects" shall mean any of the following other than the
Projects: (i) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors; or (ii) any infrastructure facilities related to (a) the treatment of water for municipal and other uses, (b) the treatment and/or management of waste water, (c) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (d) any other process or environmental purpose.

     "Additional Securities" shall mean any Securities issued pursuant to
Section 2.3.

     "Additional Shares" shall have the meaning given to that term in Section 2.1(a)(ii) of each Pledge Agreement.

     "Administrative Costs" shall mean all obligations of CE Generation and the Assignors, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of any Secured Party, including, without limitation, the Trustee, the Collateral Agent and the Depositary Bank.



                                   Appendix A-1

                  "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent Members" shall have the meaning given to that term in Section 2.5.4(a).

     "Allocation Certificate" shall mean each certificate provided by CE Generation or, pursuant to Section 6(c) of the Intercreditor Agreement, the Required Secured Parties, as applicable, setting forth the allocation of (i) Available Cash Flow representing Refinancing Proceeds, Asset Sale Proceeds, Loss Proceeds, Expropriation Proceeds, Title Proceeds or Buy-Out Proceeds, (ii) proceeds from the sale by CE Generation of its interest in an Assignor or the sale by an Assignor of its interest in a Project Company or (iii) cash proceeds resulting from liquidation of the Collateral among the Secured Parties (to the extent the Secured Obligations of such Secured Par ties may be redeemed or prepaid under the applicable Financing Documents).

     "Annual Audited Financial Statements" shall mean, for any Person, audited financial statements of such Person, including a statement of equity, a balance sheet as of the close of the applicable fiscal year and an income and expense statement.

     "Applicable Law" shall mean, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, arbitral decision, Governmental Approval, approval, concession, grant, franchise, license, agreement or other govern mental restriction, or any voluntary restraint, policy or guideline with which such Person has formally agreed to comply, whether in effect as of the date of this Inden ture or thereafter and in each case as amended.

     "Applicable Procedures" shall have the meaning given to that term in
Section 2.7.2(a).

     "Asset Sale" shall mean any sale of assets by a Project Company (other than a sale of assets in the ordinary course of business).

     "Asset Sale Proceeds" shall mean all net amounts and net proceeds actually received in connection with any Asset Sale.

                                  Appendix A-2

     "Assignor" shall mean any of Magma, SSPC, FSRI, FSPC, FSOC, CEDC and CETE.

     "Assignor Security Agreement" shall mean the Assignment and Security Agreement, dated as of the Closing Date, among each of the Assignors and the Collateral Agent.

     "Auditors" shall have the meaning given to that term in Section 5.12.

     "Authenticating Agent" shall have the meaning given to that term in Section 2.6.2.

     "Authorized Agent" shall have the meaning given to that term in Section 2.6.3(a).

     "Authorized Officer" of any Person shall mean any of the president, chief executive officer, chief financial officer, treasurer, any vice president or any manager or director of such Person.

     "Available Cash Flow" shall mean, (i) with respect to any Assignor, all amounts received or receivable by such Assignor as equity distributions from such Assignor's Project Company(ies), to the extent such Assignor is entitled to receive such distributions in accordance with the applicable Project Documents and Project Financing Documents, including without limitation those entered into by or on behalf of such Assignor's Project Company(ies), and such distributions are no longer subject to the Liens imposed by the Project Financing Documents applicable to such As signor's Project Company(ies), and (ii) with respect to Magma, all fees, royalties and other payments received by Magma to the extent not required to be used for Magma Project Costs or otherwise pursuant to a Project Financing Document or Project Document.

     "Board of Directors" shall mean, with respect to any corporation or limited liability company, either the board of directors of such corporation or other management body of such limited liability company or any committee of such board of directors or management body duly authorized to act therefor.

     "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York, or a day on which banking institutions chartered by the State of New York, or the United States, are legally required or authorized to close.

                                  Appendix A-3

     "Buy-Out Proceeds" shall mean all net amounts and net proceeds actually received in connection with any Permitted Power Contract Buy-Out.

     "CalEnergy" shall mean CalEnergy Company, Inc., a Delaware corporation, and its successors.

     "Cash Flow Collateral" shall have the meaning given to that term in Section 2.1(a) of the Assignor Security Agreement.

     "CEDC" shall mean California Energy Development Corporation, a Delaware corporation.

     "CE Generation" shall mean CE Generation, LLC, a Delaware limited liability company.

     "CE Generation Collateral" shall have the meaning given to that term in
Section 2.1(a) of the CE Generation Security Agreement.

     "CE Generation Security Agreement" shall mean the Assignment and Security Agreement, dated as of the Closing Date, between CE Generation and the Collateral Agent.

     "CEOC" shall mean CalEnergy Operating Corporation, a Delaware corporation.

     "CEYC" shall mean California Energy Yuma Corporation, a Utah corporation.

     "Certificated Securities" shall mean a Security issued in certificated form to a Person other than the Depositary.

     "CE Salton Sea" shall mean CE Salton Sea Inc., a Delaware corporation.

     "CETE" shall mean CE Texas Energy LLC, a Delaware limited liability company.

     "CETG" shall mean CE Texas Gas LLC, a Delaware limited liability company.


                                  Appendix A-4

     "CE Turbo Project" shall mean the 10 MW turbo expander 100% owned by Turbo LLC, located in the Salton Sea Known Geothermal Resource Area.

     "Chattel Paper" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Closing Date" shall mean the date of issuance and delivery of the Initial Securities.

     "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent under the Security Documents.

     "Collateral Agent" shall mean Chase Manhattan Bank and Trust Company, National Association, in its capacity as collateral agent under the Intercreditor Agreement and the other Financing Documents to which it is a party, and its permitted successors and assigns.

     "Collateral Agent Claims" shall mean all obligations of the Secured Parties, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Sections 10(e) and 12 of the Intercreditor Agreement and pursuant to the other Security Documents.

     "Collateral Agent's Office" shall mean 101 California Street, #2725, San Francisco, California, 94111, or such other office as the Collateral Agent may hereafter designate in writing as such to the other parties hereto.

     "Combined Exposure" shall mean, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Secured Party: (i) the aggregate principal amount of all Permitted Indebtedness (other than Subordinated Indebtedness); (ii) the aggregate amount of all available undrawn financing commitments under the documents governing Permitted Indebtedness which the creditors party thereto have no right to terminate; and (iii) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit issued pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     "Commonly Controlled Entity" shall mean, as applied to CE Genera tion, any Person who is a member of a group which is under common control with CE Generation, who together with CE Generation, is treated as a single employer


                                  Appendix A-5
within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA.

     "Commission" shall mean the United States Securities and Exchange Commission or, if at any time after the date of this Indenture such Commission is not existing and performing the duties now assigned to it under applicable law, the body performing such duties at such time.

     "Conejo" shall mean Conejo Energy Company, a California corporation.

     "Continuing Request" shall mean a written notice from a Holder or beneficial owner of a Security delivered to the Trustee and CE Generation requesting that all financial statements furnished by CE Generation to the Trustee pursuant to this Indenture be provided to such Holder or beneficial owner until further notice from such Holder or beneficial owner to the contrary; provided, however, that any such request shall be renewed by such Holder or beneficial owner every two (2) years.

     "Contract Rights" shall have the meaning given to that term in Section 6.1(c) of the CE Generation Security Agreement.

     "Contracts" shall mean all contracts and agreements to which CE Generation now is, or hereafter will be, bound, or a party, beneficiary or assignee.

     "Covenant Defeasance Option" shall have the meaning given to that term in
Section 9.2(a)(ii).

     "Debt Payment Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 B.

     "Debt Service Coverage Ratio" shall mean for any period the ratio of (i)
(a) all Available Cash Flow for such period plus (b) all interest and other investment income earned on Monies on deposit in or credited to the Accounts during such period minus (c) all Administrative Costs, Operating and Administrative Costs (other than Operating and Administrative Costs that are subordinate to debt service on the Securities and other senior Indebtedness, if any, of CE Generation) and other expenses due and payable during such period to
(ii) the aggregate of principal and interest payments (and any other amounts due) on the Securities and all other Permitted Indebtedness (excluding Subordinated Indebtedness) for such period.

                                  Appendix A-6

     "Debt Service Reserve Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 C.

     "Debt Service Reserve Bond" shall mean each bond issued by CE Generation in exchange for a Debt Service Reserve LOC Loan in accordance with, and pursuant to the terms and provisions of, the Debt Service Reserve LOC Reimburse ment Agreement.

     "Debt Service Reserve Letter of Credit" shall mean one or more irrevocable, direct pay letters of credit issued by the Debt Service LOC Provider in favor of the Depositary Bank.

     "Debt Service Reserve LOC Loan" shall mean each loan made to CE Generation pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     "Debt Service Reserve LOC Provider" shall mean the commercial bank or financial institution issuing the Debt Service Reserve Letter of Credit.

     "Debt Service Reserve LOC Reimbursement Agreement" shall mean the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of the Closing Date, between CE Generation and the Debt Service Reserve LOC Provider, or any similar agreement supplementing, refinancing or replacing, in whole or in part, such Debt Service Reserve Letter of Credit and Reimbursement Agreement or any other then existing Debt Service Reserve LOC Reimbursement Agreement which provides for credit facilities in an aggregate principal amount equal to or less than (i) the Debt Service Reserve Requirement, as the same may be adjusted from time to time in accordance with Schedule V, less (ii) the aggregate principal amount of credit facilities under the then existing Debt Service Reserve LOC Reimbursement Agree ment which are not being replaced so long as any such refinancing or replacement is effected in accordance with the terms of any then existing Debt Service Reserve LOC Reimbursement Agreement.

     "Debt Service Reserve Requirement" shall mean the amount set forth on
Schedule V, as such amount may be adjusted from time to time in accordance with the provisions set forth in such Schedule.

     "Debt Termination Date" shall mean the date on which all Secured Obligations, other than contingent liabilities and obligations which are unasserted at


                                  Appendix A-7
such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

     "Debtor Relief Law" shall mean any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

     "Default" shall mean an event or condition that, with the giving of notice, the passage of time or both, would become an Event of Default.

     "Default Rate" shall mean the rate of interest on the Securities at the time of determination (determined without reference to the Default Rate) plus two percent (2%).

     "Defeasance Deposit" shall have the meaning given to that term in Section 9.2(d).

     "Del Ranch" shall mean Del Ranch, L.P., a California limited partnership.

     "Del Ranch Project" shall mean the 38 MW contract nameplate geothermal power plant owned by Del Ranch, located in the Salton Sea Known Geo thermal Resource Area.

     "Depositary" shall have the meaning given to that term in Section 2.5.4(a).

     "Depositary Agreement" shall mean the Deposit and Disbursement Agreement, dated as of the Closing Date, among CE Generation, the Assignors, the Collateral Agent and the Depositary Bank.

     "Depositary Bank" shall mean Chase Manhattan Bank and Trust Company, National Association, as depositary bank under the Depositary Agreement or any successor thereto pursuant to the terms thereof.

     "Designation Letter" shall mean any letter executed and delivered pursuant to Section 8 of the Intercreditor Agreement and substantially in the form of
Schedule 8 thereto.


                                  Appendix A-8

     "Distribution Suspense Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 D.

     "Document" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "DTC" shall mean The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substan tially all of its assets, including substantially all of its securities payment and transfer operations.

     "DTC Letter of Representations" shall mean the Letter of Representations, dated the date hereof, among CE Generation, DTC and the Trustee.

     "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., a corporation organized and existing under the laws of the State of Illinois.

     "Eligible Facility" shall mean an "eligible facility" owned by an "exempt wholesale generator", as such terms are defined in PUHCA and the rules and regulations of FERC thereunder.

     "Elmore" shall mean Elmore, L.P., a California limited partnership.

     "Elmore Project" shall mean the 38 MW nameplate geothermal power plant owned by Elmore, located in the Salton Sea Known Geothermal Resource Area.

     "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned or leased by CE Generation, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "Equity Agreement" shall mean, with respect to any Assignor, the limited or general partnership agreement or operating agreement, as the case may be, of such Assignor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in


                                  Appendix A-9
effect at the date of this Indenture and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "Event of Default" (i) when used in the Intercreditor Agreement shall mean an "event of default" (or correlative term) under any Financing Document, and
(ii) other than when used in the Intercreditor Agreement as set forth in clause
(i) immediately above, shall have the meaning given to that term in Section 6.1 of this Indenture.

     "Event of Loss" shall mean an event that causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Offer" shall mean the "Exchange Offer" as defined in the Registration Rights Agreement.

     "Exchange Securities" shall mean the "Exchange Securities" as defined in the Registration Rights Agreement.

     "Exempt Wholesale Generator" shall mean an "exempt wholesale generator" as defined in Section 32(a)(1) of PUHCA.

     "Existing Rating" shall mean, for any Rating Agency on any date of determination, the Rating assigned to the Securities by such Rating Agency as of such date.

     "Expropriation Event" shall mean any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of any material part of a Project by any Governmental Authority.

     "Expropriation Proceeds" shall mean all amounts and proceeds actually received in connection with any Expropriation Event.

     "Federal Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time, and any successor statute thereto.

                                  Appendix A-10

     "Final Offering Circular" shall mean the Confidential Offering Circular of CE Generation, dated February 24, 1999, with respect to the Initial Securities.

     "Financial Asset" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Financing Commitment" shall mean any commitment pursuant to the Financing Documents to provide credit to CE Generation.

     "Financing Documents" shall mean, collectively, this Indenture, the Purchase Agreement, the Securities, the Debt Service Reserve LOC Reimbursement Agreement, the Security Documents, the Registration Rights Agreement, the Irrevocable Instructions and any other document executed in connection with the issuance of the Securities.

     "Financing Proceeds" shall mean all amounts and proceeds actually received in respect of a Project Financing Project Debt Refinancing.

                  "Financing Statements" shall mean all financing statements, recordings, filings, continuation statements or other instruments of registration or amendments thereto necessary and appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant applicable law.

     "FERC" shall mean the Federal Energy Regulatory Commission.

     "Fish Lake" shall mean Fish Lake Power LLC, a Delaware limited liability company.

     "Fixtures" shall mean any "fixtures," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York, now or hereafter owned by CE Generation.

     "FPOC" shall mean Falcon Power Operating Company, a Texas corporation.

     "FSOC" shall mean Falcon Seaboard Oil Company, a Texas corporation.


                                  Appendix A-11

     "FSRI" shall mean Falcon Seaboard Resources, Inc., a Texas corporation.

     "FSPC" shall mean Falcon Seaboard Power Corporation, a Texas corporation.

     "Funding Date" shall mean any business day of a month, as determined by CE Generation in an Officer's Certificate received by the Depositary Bank at least three (3) business days prior to such Funding Date, provided that there shall only be a single Funding Date for any month.

     "Funds Transfer Certificate" has the meaning specified in Section 3.1(c) of the Depositary Agreement.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

     "General Intangibles" shall mean any "general intangibles," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York, now or hereafter owned by CE Generation and shall include, but shall not be limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of CE Genera tion's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises and any rights to tax refunds to which CE Generation is now or hereafter may be entitled.

     "Global Securities" shall have the meaning given to that term in Section 2.5.3.

     "Governmental Approval" shall mean any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

     "Governmental Authority" shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.


                                  Appendix A-12

     "Guarantee Obligation" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or similar obligation of any other Person.

     "Holder" shall mean, with respect to any Security, the Person in whose name such Security is registered in the Securities Register; provided that CE Genera tion or any Affiliate thereof shall not be deemed a Holder with respect to any matter herein or any other Financing Document requiring a vote of the Holders.

     "Illiquidity Event" shall mean an "Illiquidity Event" as defined in the Registration Rights Agreement.

     "Imperial Magma" shall mean Imperial Magma LLC, a Delaware limited liability company.

     "Imperial Valley Guarantors" shall mean, collectively, SSBP, SSPG, Fish Lake, CE Salton Sea, Power LLC, VPC, VPC Geothermal, Vulcan, CEOC, Niguel, San Felipe, Conejo, Leathers, Del Ranch, Elmore, Turbo LLC, Minerals Corp., Minerals LLC and SSRLLC.

     "Imperial Valley Projects" shall mean, collectively, Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III, Salton Sea Unit IV, Salton Sea Unit V, the Vulcan Project, the Leathers Project, the Del Ranch Project, the Elmore Project and the CE Turbo Project.

     "Indebtedness" of any Person shall mean, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business will not be included as Indebtedness) and
(iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP.

     "Indemnified Depositary Bank Party" has the meaning specified in Section
5.2 of the Depositary Agreement.

     "Initial Purchasers" shall mean Credit Suisse First Boston Corporation and Lehman Brothers Inc.

                                  Appendix A-13

     "Initial Ratings" shall mean, for any Rating Agency, the Rating assigned to the Initial Securities by such Rating Agencies as of the Closing Date.

     "Initial Security" or "Initial Securities" shall mean any of the $400,000,000 CE Generation, LLC 7.416% Senior Secured Bonds Due December 15, 2018, issued by CE Generation.

     "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Insurance Policies" shall mean all insurance policies to which CE Generation now is, or hereafter will be, a party, including without limitation all insurance policies required pursuant to the CE Generation Security Agreement and the other Financing Documents.

     "Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement, dated as of the Closing Date, among the Trustee, the Collat eral Agent, the Depositary Bank, CE Generation and the Assignors.

     "Intermediate Holding Companies" shall mean, collectively, SECI Holdings and CEYC.

     "Inventory" shall mean any "inventory," as such term is defined under the Uniform Commercial Code as in effect from time to time in the State of New York, now or hereafter owned by CE Generation.

     "Investment Grade Ratings" shall mean ratings of "Baa3" from Moody's, "BBB-" from S&P and "BBB-" from Duff & Phelps.

     "Investment Property" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Irrevocable Instructions" shall mean, collectively, the Instructions Regarding Available Cash Flow, dated the Closing Date, executed by each Assignor.

     "Leathers" shall mean Leathers, L.P., a California limited partnership.

     "Leathers Project" shall mean the 38 MW nameplate geothermal power plant owned by Leathers, located in the Salton Sea Known Geothermal Resource Area.

                                  Appendix A-14

     "Legal Defeasance Option" shall have the meaning given to that term in
Section 9.2(a)(i).

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "Loan Life Coverage Ratio" shall mean, at any date, the ratio of (i) the sum of (a) the net present value (at a discount rate equal to the interest rate for the Securities) of the projected Available Cash Flow (other than Available Cash Flow of an Assignor for which there has occurred a default or an event of default under the Project Financing Documents for such Assignor's Project Company) from such date to the final maturity date of the Securities plus (b) the then remaining balance in the Debt Service Reserve Account plus (c) all interest and other investment income then on deposit in or credited to the Revenue Account and the Debt Service Reserve Account to (ii) the sum of (a) the aggregate principal amount of the Securities and all other Permitted Indebtedness which is repayable during the period from such date up to and including the final maturity date of the Securities plus (b) all Administrative Costs and other expenses due and payable during the period from such date up to and including the final maturity date of the Securities.

     "Loss Proceeds" shall mean all amounts and proceeds actually received in respect of any Event of Loss.

     "Magma" shall mean Magma Power Company, a Nevada corporation.

     "Magma Land" shall mean Magma Land Company I, a Nevada corporation.

     "Magma Note" shall mean the $200,000,000 Secured Note Due 2003, dated July 21, 1995, issued by Magma to CalEnergy.


                                  Appendix A-15

     "Magma Project Costs" shall mean any payments required to be made in connection with Magma's performance of its obligations under the Project Docu ments.

     "Majority Holders" shall mean Holders holding greater than fifty percent (50%) in aggregate principal amount of the Outstanding Securities.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition or results of operation of CE Generation or the Assignors (taken as a whole), (ii) the validity or priority of the Liens on the Collateral, (iii) the ability of CE Generation to perform its material obligations under this Indenture, the Securities or any of the other Financing Documents to which it is a party, or (iv) the ability of the Assignors (taken as a whole) to perform any of the material obligations under the Financing Documents to which any of them is a party.

     "Maturity Date" shall mean, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as herein or therein provided, whether at stated maturity, acceleration, redemption or otherwise.

     "Membership Interests" shall have the meaning given to that term in Section 2.1(a)(i) of each Pledge Agreement pursuant to which limited liability company membership interests are pledged.

     "Minerals LLC" shall mean CalEnergy Minerals L.L.C., a Delaware limited partnership.

     "Monies" shall mean all cash, payments, Permitted Investments and other amounts (including instruments evidencing such amounts) on deposit in or credited to any Account.

     "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "MW" shall mean a unit of electrical energy equal to one million watts of power.

                                  Appendix A-16

     "Niguel" shall mean Niguel Energy Company, a California corporation.

     "9 7/8% Indenture" shall mean the Indenture, dated as of July 21, 1995, between CalEnergy and The Bank of New York, as trustee.

     "9 7/8% Notes" shall mean the 9 7/8% Limited Recourse Senior Notes Due 2003 issued by CalEnergy.

     "9 7/8% Notes Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 F.

     "9 7/8% Notes Payment Date" shall have the meaning given to that term in
Section 3.6 of the Depositary Agreement.

     "Non-Recourse Person" shall have the meaning given to that term in Section 12.11.

     "NorCon" shall mean NorCon Power Partners, LP, a Delaware limited partnership.

     "NorCon Holdings" shall mean NorCon Holdings, Inc., a Delaware corporation.

     "NorCon Project" shall mean the 80 MW natural gas-fired combined cycle cogeneration facility owned by NorCon, located in North East, Pennsylvania.

     "Northern Consolidated" shall mean Northern Consolidated Power, Inc., a Delaware corporation.

     "Obligor Parties" shall mean, collectively, CE Generation and each of the Assignors.

     "Officer's Certificate" shall mean, with respect to any Person, a certificate executed by an Authorized Officer of such Person.

     "One-Third Holders" shall mean Holders holding more than thirty-three and one-third percent (33 1/3%) in aggregate principal amount of the Outstanding Securities.

                                  Appendix A-17

     "One Hundred Percent Holders" shall mean Holders holding one hundred percent (100%) in aggregate principal amount of the Outstanding Securities.

     "Operating and Administrative Costs" shall mean all amounts disbursed by or on behalf of the CE Generation, the Assignors or the Intermediate Holding Companies for the day-to-day operation and administration of their businesses, including, without limitation, premiums on insurance policies, lease payments and ordinary course legal and accounting fees.

     "Operation and Maintenance Costs" shall mean all amounts disbursed by or on behalf of the Project Companies for operation, maintenance, repair or improvement of the Projects, including, without limitation, premiums on insurance policies, property and other taxes, and payments under, or in connection with the performance of, the relevant operation and maintenance agreements, leases, royalty and other land use agreements, and any other payments required to be made under the Project Documents.

     "Opinion of Counsel" shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee, which may include, without limitation, counsel for CE Generation, whether or not such counsel is an employee of CE Generation.

     "Outstanding Securities" or "Outstanding" when used in connection with any Securities shall mean, as of the time in question, all Securities authenticated and delivered under this Indenture, except (i) Securities theretofore cancelled or required to be cancelled under Section 2.12, (ii) Securities for which provision for payment shall have been made pursuant to this Indenture and (iii) Securities in substitution for which other Securities have been authenticated and delivered pursuant to this Indenture.

     "Paying Agent" shall have the meaning given to that term in Section
2.6.1(b).

     "Payment Date" shall mean, with respect to the Securities or any other Secured Obligations, any date on which any principal of, premium (if any), interest on or fees, indemnities, costs and other amounts payable in connection with the Securities or such other Secured Obligations are due and payable to the Holders or to the Secured Parties holding such other Secured Obligations.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                                  Appendix A-18

     "Permitted Assignor Indebtedness" shall have the meaning given to that term in Section 4.14(a) of the Assignor Security Agreement.

     "Permitted Assignor Liens" shall have the meaning given to that term in
Section 4.15 of the Assignor Security Agreement.

     "Permitted Project Company Indebtedness" shall have the meaning given to that term in Section 4.14(b) of the Assignor Security Agreement.

     "Permitted Indebtedness" shall have the meaning given to that term in
Section 5.13.

     "Permitted Investments" shall mean investments in securities that are: (i) direct obligations of the United States or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit or bankers acceptances issued by commercial banks (including the Trustee or any of its affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of invest ment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) open market commercial paper of any corporation (other than CalEnergy or any of its Affiliates) incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) auction rate securities or money market preferred stock (other than securities issued by CalEnergy or any of its Affiliates) having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's is rating such obligations, then from another nationally recognized rating service acceptable to the Trustee); and (vii) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A-2" or


                                  Appendix A-19
better by Moody's (including money market funds for which the Depositary Bank in its individual capacity or any of its affiliates is investment manager or adviser).

     "Permitted Liens" shall have the meaning given to that term in Section
5.14.

     "Permitted Power Contract Buy-Out" shall mean any partial or complete buy-out, early termination, restructuring, novation, or similar event with respect to a Project Company's power purchase agreement (other than any agreement entered into in connection with sales of power (x) through a power exchange or (y) in the spot market) which the Rating Agencies have confirmed in writing will not result in a Ratings Downgrade.

     "Permitted Project Company Indebtedness" shall have the meaning given to that term in Section 4.13(e) of the Assignor Security Agreement.

     "Permitted Project Company Liens" shall have the meaning given to that term in Section 4.13(f) of the Assignor Security Agreement.

     "Permitted Subsidiary Indebtedness" shall mean any of Permitted Project Company Indebtedness, Permitted Holding Company Indebtedness and Permitted Assignor Indebtedness.

     "Permitted Transfer" shall mean (x) any transfer by CE Generation of its interest in any Assignor or (y) any transfer by any Assignor of its interest in any Project Company or its right to receive Available Cash Flow, in each case
(i) that does not result in any reduction of Available Cash Flow, (ii) in which the transferred interest remains subject to the Lien of the Secured Parties and
(iii) that (a) is a transfer to CE Generation or any wholly-owned Subsidiary of CE Generation or (b) the Rating Agencies confirm in writing will not result in a Ratings Downgrade.

     "Person" shall mean any individual, sole proprietorship, corporation, limited liability company, partnership, joint venture, limited liability partnership, limited liability corporation, trust, unincorporated association, institution, Governmental Authority or any other entity.

     "Plan" shall mean an employee benefit or other plan established or maintained by CE Generation or any Commonly Controlled Entity and which is covered by Title IV of ERISA, other than a Multiemployer Plan.


                                  Appendix A-20

            "Pledge Agreements" shall mean, collectively:

            (i) when executed and delivered, the Pledge Agreement (Magma Stock) to be executed by CE Generation in favor of the Collateral Agent pursuant to
   Section 5.24;

            (ii) the Pledge Agreement (SSPC Stock), dated as of the Closing Date, executed by Magma in favor of the Collateral Agent;

            (iii) the Pledge Agreement (FSRI Stock and CEDC Stock), dated as of the Closing Date, executed by CE Generation in favor of the Collateral Agent;

            (iv) the Pledge Agreement (FSPC Stock and FSOC Stock), dated as of the Closing Date, executed by FSRI in favor of the Collateral Agent;

            (v) the Pledge Agreement (CETE Membership Interests), dated as of the Closing Date, executed by FSRI in favor of the Collateral Agent;

            (vi) the Pledge Agreement (CETG Membership Interests), dated as of the Closing Date, executed by CETE in favor of the Collateral Agent;

            (vii) when executed and delivered, the Pledge Agreement (SECI Holdings Stock) to be executed by FSPC in favor of the Collateral Agent pursuant to Section 4.24 of the Assignor Security Agreement; and

            (vii) the Pledge Agreement (CEYC Stock), dated as of the Closing Date, executed by CEDC in favor of the Collateral Agent.

     "Pledged Collateral" shall have the meaning given to that term in Section 2.1(a) of each Pledge Agreement.

     "Pledged Shares" shall have the meaning given to that term in Section 2.1(a)(i) of each Pledge Agreement pursuant to which shares of stock are pledged.

     "Power LLC" shall mean Salton Sea Power L.L.C., a Delaware limited liability company.

                                  Appendix A-21

     "Preliminary Offering Circular" shall mean the Preliminary Confidential Offering Circular of CE Generation, dated February 18, 1999, with respect to the Initial Securities.

     "PRI" shall mean Power Resources, Inc., a Texas corporation.

     "PRI Project" shall mean the 200 MW natural gas-fired combined cycle cogeneration facility owned by PRI, located near Big Spring, Texas.

     "Proceeds" shall mean any "proceeds," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other applicable law, and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of, or amounts (in any form whatsoever, whether cash, securities, property or other assets) received under or with respect to, any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or CE Generation from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of CE Generation, with respect to any of the Collateral, (ii) any and all pay ments (in any form whatsoever, whether cash, securities, property or other assets) made or due and payable to the Collateral Agent or CE Generation from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (iii) any and all other amounts (in any form whatsoever, whether cash, securities, property or other assets) from time to time paid or payable under or in connection with any of the Collateral (whether or not in connection with the sale, lease or other disposition of the Collateral).

     "Project" shall mean:

            (i) with respect to SSPG, Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III and Salton Sea Unit IV;

            (ii) with respect to Fish Lake, Salton Sea Unit IV;

            (iii) with respect to Power LLC, Salton Sea Unit V;

            (iv) with respect to VPC and Vulcan, the Vulcan Project;

            (v) with respect to CEOC, the Leathers Project, the Del Ranch Project and the Elmore Project;

                                  Appendix A-22

            (vi) with respect to Leathers, the Leathers Project;

            (vii) with respect to Del Ranch, the Del Ranch Project;

            (viii) with respect to Elmore, the Elmore Project;

            (ix) with respect to Turbo LLC, the CE Turbo Project;

            (x) with respect to Saranac, the Saranac Project;

            (xi) with respect to PRI, the PRI Project;

            (xii) with respect to NorCon, the NorCon Project; and

            (xiii) with respect to Yuma, the Yuma Project.

     "Project Company" shall mean:

            (i) with respect to Magma, SSPG, Fish Lake, Power LLC, VPC, CEOC, Vulcan, Leathers, Del Ranch, Elmore, Turbo LLC, SSRLLC, Magma Land and Imperial Magma;

            (ii) with respect to SSPC, SSPG;

            (iii) with respect to FSRI, Saranac, PRI, NorCon, FPOC and CETG;

            (iv) with respect to FSPC, Saranac, NorCon and FPOC;

            (v) with respect to FSOC, PRI;

            (vi) with respect to CEDC, Yuma; and

            (vii) with respect to CETE and CETG.

     "Project Debt Refinancing" shall mean the refinancing of the existing Project Financing Debt of a Project Company.

     "Project Document" shall mean any power contract, operation and maintenance agreement, administrative services agreement, construction contract, fuel


                                  Appendix A-23
supply contract, transmission agreement, partnership agreement, membership agree ment or other agreement related to the ownership, maintenance or operation of a Project, in each case that is material to a Project.

     "Projected Debt Service Coverage Ratio" shall mean for any period, on any date of determination, a projection of the Debt Service Coverage Ratio for such time period prepared by CE Generation and certified to the Trustee by an Authorized Officer of CE Generation as being reasonable based on the facts and circumstances in existence on the date of such projection.

     "Project Financing" shall mean the financing of a Project Company's
Project.

     "Project Financing Debt" shall mean any Indebtedness outstanding under any Project Financing Document.

     "Project Financing Documents" shall mean, with respect to any Project Company, any loan agreements, indentures, notes, security agreements, pledge agreements, disbursement agreements and other similar agreements executed in connection with any financing of such Project Company's Project, including without limitation all such documents and agreements relating to the issuance of debt securities by SSFC pursuant to the Trust Indenture, dated as of July 21, 1995, as amended and supplemented, between SSFC and Chase Manhattan Bank and Trust Company, National Association, as trustee.

     "Project Financing Proceeds" shall mean all amounts and proceeds actually received in respect of a Project Financing Project Debt Refinancing.

     "Project Holding Companies" shall mean SSBP, SSFC, CE Salton Sea, VPC Geothermal, Conejo, Niguel, San Felipe, SECI, NorCon Holdings and Northern Consolidated.

     "Purchase Agreement" shall mean the Purchase Agreement dated February 24, 1999 among the Initial Purchasers and CE Generation.

     "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

     "PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.

                                  Appendix A-24

     "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A.

     "Qualifying Facility" shall mean a "small power production facility" or a "qualifying cogeneration facility" in accordance with PURPA and the rules and regulations of FERC thereunder.

     "Rating" shall mean, for each Rating Agency, the credit rating assigned to the Securities by such Rating Agency.

     "Rating Agency" shall mean Moody's, S&P and/or Duff & Phelps and any successor thereto.

     "Rating Downgrade" shall mean a lowering by any Rating Agency of the Existing Rating assigned to the Securities by such Rating Agency.

     "Receivables" shall mean any "account," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York, and, in any event, shall include, but shall not be limited to, all of CE Generation's rights to payment, whether now in existence or arising from time to time hereafter, of any kind evidenced by or arising under or with respect to any account, note, Contract, security agreement, Chattel Paper or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by CE Generation to secure the foregoing,
(ii) all of CE Generation's right, title and interest in and to any goods, General Intangibles or other CE Generation Collateral, the sale of which gave rise thereto, (iii) all letters of credit, guarantees, credit support agreements, endorsements and indemnifications on, or of, any of the foregoing,
(iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, re cords, ledger cards, invoices and other papers relating thereto, including, without limitation, all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of CE Generation or any computer bureau from time to time acting for CE Generation, (vi) all evidences of the filing of Financing Statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

                                  Appendix A-25

     "Redemption Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 E.

     "Redemption Date" shall mean any date for redemption of Securities established pursuant to Article 3.

     "Redemption Fund" shall have the meaning given to that term in Section 3.3.

     "Redemption Price" shall mean an amount equal to the sum of (i) the principal amount of Securities being redeemed pursuant to Article 3 and (ii) all interest accrued thereon through the Redemption Date.

     "Registrar" shall have the meaning given to that term in Section 2.6.1(a).

     "Registration Rights Agreement" shall mean the Exchange and Registration Rights Agreement, dated as of the Closing Date, among CE Generation and the Initial Purchasers, for the benefit of the Holders of the Initial Securities.

     "Regular Record Date" shall mean, (i) with respect to each Payment Date except a Payment Date in connection with an optional or mandatory redemption, the first (1st) day of June or December, as the case may be, whether or not a Business Day, immediately preceding such Payment Date, and (ii) with respect to each Payment Date in connection with an optional or mandatory redemption, the fifteenth (15th) day, whether or not such day is a Business Day, preceding such Payment Date.

     "Regulation S" shall mean Regulation S under the Securities Act.

     "Regulation S Restricted Period" shall mean the period of forty (40) consecutive days beginning on and including the first day after the later of (i) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the closing date of the offering of the Securities.

     "Required Secured Parties" shall mean, at any time, Persons that at such time hold at least (x) with respect to a Trigger Event resulting from an Event of Default under clause (a) of Section 6.1 hereof or any similar event of default under any other Financing Document, 33 1/3% of the Combined Exposure, or
(y) with respect to


                                  Appendix A-26
any other Trigger Event or any other event or circumstance, 50% of the Combined Exposure; provided that for purposes of directing actions of the Collateral Agent, the Trustee shall be entitled to vote on all matters under this Indenture according to the aggregate principal amount of the Outstanding Securities, subject, however, in all events, to the terms and provisions of this Indenture.

     "Responsible Officer" shall mean the president or any vice president, assistant vice president or trust officer of the Trustee to whom any matter has been referred because of such officer's knowledge and familiarity with the particular subject.

     "Restricted Global Security" shall have the meaning given to that term in
Section 2.5.2.

     "Restricted Payment" shall mean, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other similar payment made on account of the equity of such Person in cash, property, obligations or other securities, (ii) any payment of the principal of or interest on any subordinated Indebtedness or (iii) the making of any loans or advances to any Affiliate.

     "Revenue Account" shall mean the Account of such name established pursuant to Section 2.2 of the Depositary Agreement and held under the following account number: C28710 A.

     "Rule 144" shall mean Rule 144 under the Securities Act.

     "Rule 144A" shall mean Rule 144A under the Securities Act.

     "Salton Sea Known Geothermal Resource Area" shall mean the geothermal resource area located in Imperial County, California, known as the "Salton Sea KGRA," as designated by the United States Bureau of Land Management.

     "Salton Sea Unit I" shall mean the 10 MW nameplate geothermal power plant 100% owned by SSPG, located in the Salton Sea Known Geothermal Re source Area.

     "Salton Sea Unit II" shall mean the 20 MW nameplate geothermal power plant 100% owned by SSPG, located in the Salton Sea Known Geothermal Resource Area.


                                  Appendix A-27

     "Salton Sea Unit III" shall mean the 50 MW nameplate geothermal power plant 100% owned by SSPG, located in the Salton Sea Known Geothermal Resource Area.

     "Salton Sea Unit IV" shall mean the 39.6 MW nameplate geothermal power plant 100% owned by SSPG and Fish Lake, located in the Salton Sea Known Geothermal Resource Area.

     "Salton Sea Unit V" shall mean the 49 MW nameplate geothermal power plant 100% owned by Power LLC, located in the Salton Sea Known Geothermal Resource Area.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Companies Inc.

     "San Felipe" shall mean San Felipe Energy Company, a California corporation.

     "Saranac" shall mean Saranac Power Partners, L.P., a Delaware limited partnership.

     "Saranac Project" shall mean the 240 MW natural gas-fired combined cycle cogeneration facility owned by Saranac, located in Plattsburgh, New York.

     "SECI" shall mean Saranac Energy Company, Inc., a Delaware corporation.

     "SECI Holdings" shall mean SECI Holdings, Inc., a Delaware corporation.

     "Secured Obligations" shall mean all indebtedness, liabilities and obligations of the Obligor Parties (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to this Indenture, the Securities, the Security Documents and any other applicable Financing Documents, to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; and also shall mean all interest owed to the Secured Parties and


                                  Appendix A-28
accrued following the commencement of a case (whether voluntary or involuntary) under the Federal Bankruptcy Code with respect to any of the Obligor Parties.

     "Secured Parties" shall mean the Holders, the Debt Service Reserve LOC Provider, the Trustee (for itself and for the benefit of the Holders), the Collateral Agent, the Depositary Bank and any other Person that becomes a Secured Party under any Financing Document.

     "Securities Account" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Securities Account Control Agreement" shall mean the Securities Account Control Agreement, dated as of the Closing Date, among CE Generation, the Assignor, the Collateral Agent and the Depositary Bank.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Securities Register" shall have the meaning given to that term in Section 2.6.1(a).

     "Security" or "Securities" shall mean any of the Initial Securities and, when issued, any of the Additional Securities issued pursuant to this Indenture.

     "Security Documents" shall mean, collectively, the Pledge Agreements, the Assignor Security Agreement, the CE Generation Security Agreement, the Intercreditor Agreement, the Depositary Agreement and the Securities Account Control Agreement.

     "Security Entitlement" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Security Interest" shall mean any perfected and enforceable Lien on the Collateral granted to the Collateral Agent pursuant to the requirements of any applicable Financing Document.

     "Significant Project" shall mean any of the Saranac Project, the PRI Project, the Yuma Project and the Imperial Valley Projects.


                                  Appendix A-29

     "Special Record Date" shall have the meaning given to that term in Section 2.4.

     "SSBP" shall mean Salton Sea Brine Processing, L.P., a California limited partnership.

     "SSFC" shall mean Salton Sea Funding Corporation, a Delaware corporation.

     "SSFC Equity Commitment Agreement" shall mean the Equity Commitment Agreement, dated as of October 13, 1998, among CalEnergy, SSFC, the Imperial Valley Guarantors and Chase Manhattan Bank and Trust Company, National Association, as collateral agent.

     "SSPC" shall mean Salton Sea Power Company, a Nevada corporation.

     "SSPG" shall mean Salton Sea Power Generation L.P., a California limited partnership.

     "SSRLLC" shall mean Salton Sea Royalty LLC, a Delaware limited liability company.

     "Stock Collateral" shall have the meaning given to that term in Section 2.1(a)(ii) of each Pledge Agreement.

     "Subordinated Indebtedness" shall mean Indebtedness (and the note or other instrument evidencing the same) which has been subordinated, on terms and conditions substantially the same as those set forth in Exhibit K, to the prior payment of amounts owing under this Indenture and the Securities and other senior Permitted Indebtedness.

                  "Subsidiary" shall mean as to any Person, any now existing or hereafter organized corporation, partnership, limited liability company, unincorporated association, joint venture or other organization in which such Person, directly or indirectly, (i) owns beneficially or of record equity securities or interests (or securities or interests currently convertible into equity securities) which give such Person directly or indirectly, upon conversion, exercise or otherwise, an interest of fifty percent (50%) or more of any of the profits, losses, capital or property of, or ordinary voting power in respect of, such corporation, partnership, joint venture or other organization or (ii) owns a majority of the capital stock or other ownership interests and has ordinary


                                  Appendix A-30
voting power to elect a majority of the board of directors or other persons performing similar functions.

     "Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by CE Generation and the Trustee pursuant to Article 8.

     "Taxes" shall have the meaning given to that term in Section 5.4.

     "Termination Date" shall mean the date on which the Secured Obligations have been indefeasibly paid in full in cash or cash equivalents.

     "Title Event" shall mean the existence of any defect of title or Lien or encumbrance on a Project (other than Liens permitted under the Project Financing Documents for such Project) which entitles the collateral agent for the holders of the Project Financing Debt for such Project to make a claim under the policy or policies of title insurance required pursuant to the Project Financing Documents.

     "Title Proceeds" shall mean all amounts and proceeds actually received in respect of any Title Event.

     "Transaction Documents" shall mean the Project Documents, the Project Financing Documents and the Financing Documents.

     "Trigger Event" shall mean (i) an "Event of Default" under this Indenture and an acceleration of all or a portion of the indebtedness issued thereunder or
(ii) an "event of default" under any other instrument evidencing Secured Obliga tions the holder of which (or an agent thereof or a trustee therefor) is a party to the Intercreditor Agreement and an acceleration of the Indebtedness issued thereunder in an aggregate principal amount in excess of $5,000,000, and, in each case, the Collat eral Agent shall have, upon direction from the Required Secured Parties, declared such event to be a Trigger Event.

     "Trigger Event Date" shall have the meaning given to that term in Section 6(a) of the Intercreditor Agreement.

     "Trustee" shall mean Chase Manhattan Bank and Trust Company, National Association, in its capacity as trustee under this Indenture, and its permitted successors and assigns.


                                  Appendix A-31

     "Transfer Restriction Legend" shall mean a legend substantially in the form of Exhibit D.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

     "Turbo LLC" shall mean CE Turbo LLC, a Delaware limited partnership.

     "Unaudited Financial Statements" shall mean, for any Person, with respect to any fiscal period, the unaudited balance sheet of such Person as of the last day of such fiscal period, the related statements of income and cash flows for such period and (in the case of any period which does not terminate on the last day of a fiscal year) for the portion of the fiscal year ending with the last day of such period, setting forth, in each case, in comparative form, corresponding unaudited figures from the preceding fiscal year.

     "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

     "Unrestricted Global Security" shall have the meaning given to that term in
Section 2.5.3.

     "US Government Obligations" shall mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

     "U.S. Person" shall mean a "U.S. Person" within the meaning of Rule 902(o) under the Securities Act.

     "VPC" shall mean Vulcan Power Company, a Nevada corporation.

     "VPC Geothermal" shall mean VPC Geothermal LLC, a Delaware limited liability company.

     "Vulcan" shall mean Vulcan/BN Geothermal Power Company, a Nevada general partnership.


                                  Appendix A-32

     "Vulcan Project" shall mean the 34 MW contract nameplate geothermal power plant 50% owned by Vulcan, located in the Salton Sea Known Geothermal Resource Area.

     "Yield Maintenance Premium" shall mean an amount equal to the Discounted Present Value calculated for any Security subject to redemption pursuant to
Article 3 less the unpaid principal amount of such Security; provided that the Yield Maintenance Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Security subject to redemption pursuant to Article 3 shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Security after the date of such redemption, calculated using a discount rate equal to the sum of (i) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such Security and trading in the secondary market at the price closest to par and
(ii) fifty (50) basis points; provided, however, that if there is no United States treasury security having an average life equal to the remaining average life of such Security, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest Month, if necessary) from the yields to maturity for two (2) United States treasury securities having average lives most closely corresponding to the remaining average life of such Security and trading in the secondary market at the price closest to par.

     "Yuma" shall mean Yuma Cogeneration Associates, an Arizona general partnership.

     "Yuma Project" shall mean the 50 MW natural gas-fired combined cycle cogeneration facility owned by Yuma, located in Yuma, Arizona.

     "Yuma Note" shall mean the $47,700,000 Promissory Note, dated January 1, 1994, issued by Yuma in favor of CalEnergy.

     "Zinc Facility" shall mean the 30,000 tons/year zinc recovery facility 100% owned by Minerals LLC, located in the Salton Sea Known Geothermal Resource
Area.